                                                                     EXHIBIT 2.1



              ====================================================

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                 NETOCTAVE, INC.

                                       AND

                             CYBERGUARD CORPORATION

              ====================================================



                                JANUARY 22, 2003

                                TABLE OF CONTENTS

SECTION                                                                    PAGE



1.       PURCHASE OF ASSETS         1

   1.1   ASSETS   1
   1.2   EXCLUDED ASSETS   3
   1.3   EXCLUDED LIABILITIES       3
   1.4   PURCHASE PRICE    3
   1.5   PRORATION         4




2.       CLOSING  4

   2.1   CLOSING  4
   2.2   ACTIONS OF SELLER AT CLOSING       4
   2.3   ACTIONS OF BUYER AT CLOSING        5




3.       REPRESENTATIONS AND WARRANTIES OF SELLER    6

   3.1   ORGANIZATION AND STANDING  6
   3.2   CORPORATE POWER   6
   3.3   AUTHORIZATION     6
   3.4   NO VIOLATION      6
   3.5   FINANCIAL STATEMENTS       7
   3.6   ABSENCE OF UNDISCLOSED LIABILITIES 7
   3.7   ABSENCE OF CERTAIN CHANGES 7
   3.8   ASSUMED CONTRACTS 8
   3.9   TITLE TO ASSETS   8
   3.10           QUALITY AND CONDITION OF ASSETS    8
   3.11           ACCOUNTS RECEIVABLE       9
   3.12           INVENTORY AND SUPPLIES    9
   3.13           INTELLECTUAL PROPERTY     9
   3.14           THE SOFTWARE      10
   3.15           REAL PROPERTY     10
   3.16           HAZARDOUS SUBSTANCES      11
   3.17           EMPLOYEE BENEFIT PLANS    11
   3.18           EMPLOYEE SALARIES; PROPRIETARY AGREEMENTS   11
   3.19           PERSONNEL CONTRACTS, AGREEMENTS AND ARRANGEMENTS     12
   3.20           ARRANGEMENTS WITH OFFICERS, DIRECTORS AND OTHERS     12
   3.21           TAX LIABILITIES   12
   3.22           INSURANCE12
   3.23           LITIGATION        12
   3.24           COMPLIANCE WITH LAWS      13
   3.25           CUSTOMERS13
   3.26           INVESTMENT INTENT 13
   3.27           NO FRAUDULENT TRANSFER    13
   3.28           FULL DISCLOSURE   13

                                TABLE OF CONTENTS

SECTION                                                                    PAGE


4.       REPRESENTATIONS AND WARRANTIES OF BUYER     14

   4.1   ORGANIZATION AND STANDING  14
   4.2   CORPORATE POWER   14
   4.3   AUTHORIZATION     14
   4.4   NO VIOLATION      14
   4.5   SEC FILINGS       14
   4.6   LITIGATION        14
   4.7   SHARES OF BUYER'S STOCK    15
   4.8   FULL DISCLOSURE   15




5.       COVENANTS OF SELLER PRIOR TO CLOSING.       15

   5.1   INFORMATION       15
   5.2   OPERATIONS        15
   5.3   NEGATIVE COVENANTS         16
   5.4   NO SHOP CLAUSE    16
   5.5   SELLER'S AUDITED FINANCIAL STATEMENTS       16
   5.6   OBLIGATIONS TO COACT       16
   5.7   CLOSING CONDITIONS         17




6.       COVENANTS OF BUYER PRIOR TO CLOSING.        17

   6.1   CLOSING CONDITIONS         17




7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER         17

   7.1   REPRESENTATIONS/WARRANTIES 17
   7.2   ACTION/PROCEEDING 17
   7.3   GOVERNMENTAL APPROVALS     17
   7.4   INSOLVENCY        17
   7.5   ADVERSE CHANGE    17
   7.6   EXTRAORDINARY LIABILITIES/OBLIGATIONS       18
   7.7   CONSENTS TO ASSIGNMENTS    18
   7.8   VESTING/RECORDATION        18
   7.9   CLOSING DOCUMENTS 18
   7.10           OTHER DOCUMENTS   18
   7.11           SELLER'S AUDITED FINANCIAL STATEMENTS       18




8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER        18

   8.1   REPRESENTATIONS/WARRANTIES 18

                                TABLE OF CONTENTS

SECTION                                                                    PAGE


   8.2   ACTION/PROCEEDING 18
   8.3   GOVERNMENTAL APPROVALS     19
   8.4   INSOLVENCY        19
   8.5   CONSENTS TO ASSIGNMENTS    19
   8.6   CLOSING DOCUMENTS 19
   8.7   OTHER DOCUMENTS   19




9.       NON COMPETITION; NON SOLICITATION  19





10.      ADDITIONAL AGREEMENTS      20

   10.1           ALLOCATION OF PURCHASE PRICE       20
   10.2           TERMINATION PRIOR TO CLOSING       20
   10.3           POST CLOSING ACCESS TO INFORMATION 20
   10.4           EMPLOYEE MATTERS  20
   10.5           SOURCE CODE       20
   10.6           EMPLOYMENT AGREEMENTS     21
   10.7           NON-COMPETITION AND NON-SOLICITATION AGREEMENT       21
   10.8           NON-SOLICITATION AGREEMENT21
   10.9           COOPERATION       21
   10.10            ADDITIONAL ASSURANCES   21
   10.11            SELLER INTELLECTUAL PROPERTY LICENSE      21
   10.12            NAME LICENSE    21
   10.13            NAME  CHANGE    22
   10.14            AUDIT RIGHTS    22




11.      INDEMNIFICATION   22

   11.1           INDEMNIFICATION BY BUYER  22
   11.2           INDEMNIFICATION BY SELLER 22
   11.3           LIMITATIONS       23
   11.4           BROKERAGE INDEMNIFICATION 23
   11.5           NOTICE AND CONTROL OF LITIGATION   23
   11.6           NOTICE OF CLAIM   24




12.  GENERAL      24

   12.1           SCHEDULES AND OTHER INSTRUMENTS    24
   12.2           BENEFIT/ASSIGNMENT24
   12.3           COST OF TRANSACTION       24
   12.4           CONFIDENTIALITY   24

                                TABLE OF CONTENTS

SECTION                                                                    PAGE


   12.5           WAIVER OF BREACH  25
   12.6           NOTICE   25
   12.7           SEVERABILITY      26
   12.8           GENDER AND NUMBER 26
   12.9           DIVISIONS AND HEADINGS    26
   12.10            AFFILIATES      26
   12.11            NO THIRD PARTY BENEFICIARIES     26
   12.12            SURVIVAL OF REPRESENTATIONS AND WARRANTIES         26
   12.13            CONSENTS, APPROVALS AND DISCRETION        26
   12.14            CHOICE OF LAW   26
   12.15            WAIVER OF JURY TRIAL    26
   12.16            ATTORNEYS' FEES 27
   12.17            ENTIRE AGREEMENT/AMENDMENT       27
   12.18            COUNTERPARTS    27

                                    EXHIBITS
DESCRIPTION                                                   EXHIBIT

Registration Rights Agreement.......................................A
Escrow Agreement....................................................B
Allocation of Purchase Price........................................C
Employment Agreement................................................D
Non-Competition and Non-Solicitation Agreement......................E
Non-Solicitation Agreement..........................................F


                                    SCHEDULES
DESCRIPTION                                                  SCHEDULE

Accounts Receivable............................................1.1(a)
Customer Order Backlog.........................................1.1(b)
Personal Property..............................................1.1(d)
Assumed Contracts..............................................1.1(e)
Excluded Assets...................................................1.2
Seller's Product...............................................1.4(b)
Financial Statements .............................................3.5
Undisclosed Liabilities ..........................................3.6
Certain Changes...................................................3.7
Seller Intellectual Property .................................3.13(a)
Seller Intellectual Property Licenses.........................3.13(b)
Software.........................................................3.14
Real Property....................................................3.15
Employee Benefit Plans ..........................................3.17
Employee Salaries; Proprietary Agreements .......................3.18
Personnel Contracts, Agreements and Arrangements ................3.19
Arrangements with Officers, Directors and Others ................3.20
Tax Liabilities..................................................3.21
Insurance........................................................3.22
Litigation.......................................................3.23
Compliance with Laws.............................................3.24

                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                         SECTION

Affiliate..............................................................12.10
Agreement.......................................................Introduction
Assets...................................................................1.1
Assignment and Assumption Agreement...................................2.2(b)
Assumed Contracts.....................................................1.1(e)
Benefit Plans...........................................................3.17
Business...........................................................Recital A
Buyer...........................................................Introduction
Buyer Indemnified Parties...............................................11.2
Buyer SEC Reports........................................................4.5
Cash Payment..........................................................1.4(a)
Closing..................................................................2.1
Closing Date.............................................................2.1
Closing Documents.......................................................3.28
Code....................................................................3.17
Contingent Payment....................................................1.4(b)
Employment Agreements...................................................10.6
ERISA...................................................................3.17
Escrow Agent.............................................................1.4
Escrow Agreement.........................................................1.4
Exchange Act.............................................................5.5
Excluded Assets..........................................................1.2
Excluded Liabilities.....................................................1.3
Financial Statements.....................................................3.5
GAAP.....................................................................3.5
Indemnified Party.......................................................11.5
Indemnifying Party......................................................11.5
Non-Competition and Non-Solicitation Agreement..........................10.7
Non-Solicitation Agreement..............................................10.8
Partial Assignment and Assumption Agreement...........................2.2(i)
Personal Property.....................................................1.1(d)
Purchase Price...........................................................1.4
Real Property...........................................................3.15
Registration Rights Agreement............................................1.4
SEC......................................................................4.5
Securities Act...........................................................1.4
Seller..........................................................Introduction
Seller Balance Sheet.....................................................3.5
Seller Indemnified Parties..............................................11.1
Seller Intellectual Property..........................................1.1(h)

DEFINED TERM                                                       SECTION

Seller Intellectual Property Rights..................................3.13(a)
Seller's Product......................................................1.4(b)
Software.............................................................3.14(a)
Stock Consideration...................................................1.4(c)
Stock Price...........................................................1.4(c)
Synopsys.................................................................1.3
Synopsys Action..........................................................1.4

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 22, 2003, by and between NETOCTAVE, INC., a Delaware corporation ("Seller"), and CYBERGUARD CORPORATION, a Florida corporation ("Buyer").

         RECITALS:

         A. Seller owns and operates a business that develops software, and manufactures, markets and sells security processors, security accelerator boards and other computer hardware to the original equipment manufacturer industry (the "Business").

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets used in the operation of the Business on the terms and conditions set forth in this Agreement.

         AGREEMENT:

         NOW, THEREFORE, for and in consideration of the premises and the agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

         1.       PURCHASE OF ASSETS.

                  1.1 ASSETS. Subject to the terms and conditions of this Agreement, as of the Closing (as defined in Section 2.1 hereof), Seller agrees to sell, convey, transfer and deliver to Buyer, and Buyer agrees to purchase, all of the assets owned or used by Seller and its affiliates in connection with the operation of the Business (the "Assets"), other than the Excluded Assets (as defined in Section 1.2 hereof), including, without, limitation, the following
Assets:

                           (a) all accounts receivable owing to Seller with
respect to the Business totaling an amount not less than Sixty Seven Thousand Five Hundred Dollars ($67,500) and listed on Schedule 1.1(a) hereto, as well as all proceeds of the accounts receivable included in Schedule 1.1(a), whether collected prior to or after the Closing Date (as defined in Section 2.1);

                           (b) all supplies and inventories with respect to the
Business wherever located, including raw materials, goods consigned to vendors or subcontractors, work in process, finished goods and goods in transit, and the "customer order backlog" listed on Schedule 1.1(b) hereto;

                           (c) all prepaid expenses, deposits and rights to
refunds from customers and suppliers with respect to the Business or the operation thereof;

                           (d) all tangible personal property, including without
limitation, those items listed on Schedule 1.1(d) hereto (the "Personal Property");

                           (e) all rights and interests of Seller in the
contracts, commitments, leases and agreements listed on Schedule 1.1(e) hereto (the "Assumed Contracts");

                           (f) all business and financial records, books,
ledgers, files, technical plans, documents, correspondence, lists, plots, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of Seller, whether written or electronically stored or otherwise recorded in each case, relating to the Business;

                           (g) all of Seller's goodwill, customer lists,
marketing lists, mailing lists and all other sales and marketing information, and all know-how, technology, drawings, engineering specifications, bills of materials, software and other intangible assets of Seller in each case, relating to the Business;

                           (h) all patents, patent applications, copyrights,
trademarks, service marks, trade names, trade secrets, proprietary information, research and development in progress, and any and all other intellectual property including, without limitation, the Seller Intellectual Property Rights (as defined in Section 3.13 hereof), all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice and that pertain to or are used in the Business or that are relevant to an understanding or to the development of the Business or to the performance of the products or services of the Business or their intended functions or purposes, whether tangible or intangible, in any stage of development, including, without limitation, enhancements, designs, technology, improvements, inventions, works or authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, decoding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials or any types whatsoever, and all rights of any kind in or to any of the foregoing including all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (collectively, the "Seller Intellectual Property");

                           (i) all rights of Seller to the uniform resource
locators, website content, text and graphic art and design, web aliases, domain names, web servers, hypertext mark-up language (HTML) documents, software, databases and files relating to or used in connection with the Business, including, without limitation, the second-level domain "netoctave.com";

                           (j) all permits, licenses, orders, ratings and
approvals of all federal, state, local or foreign governmental or regulatory authorities or industrial bodies that are held by Seller and relate to the Business, to the extent the same are transferable;

                           (k) all claims, causes of action, and judgments in
favor of Seller relating to the Assets and, to the extent assignable by Seller, all warranties (express or implied) and rights and counter claims assertable by (but not against) Seller related to the Assets;

                           (l) any and all names, symbols, trademarks, logos or
other symbols used in connection with the Business and the Assets which are proprietary to Seller or its Affiliates, including the trademark "NETOCTAVE", the logo "NETOCTAVE (and design)" and the trade name "NetOctave, Inc.", subject to the limitations of Sections 10.12 and 10.13 hereof; and

                           (m) except for the Excluded Assets described in
Section 1.2 below, all other items of property, real or personal, tangible or intangible, including, without limitation, all restrictive and negative covenant agreements with employees and others, including, without limitation, intellectual property agreements, confidentiality agreements, limited non-competition agreements, computer programs, tapes, discs and timesharing files, owned, used by or accruing to the benefit of Seller in each case, used or held for use in the operation of the Business or the Assets.

                  SELLER SHALL CONVEY GOOD AND MARKETABLE TITLE TO THE ASSETS AND ALL PARTS THEREOF TO BUYER FREE AND CLEAR OF ALL CLAIMS, ASSESSMENTS, SECURITY INTERESTS, LIENS, RESTRICTIONS AND ENCUMBRANCES, OTHER THAN THE ASSUMED CONTRACTS.

                  1.2 EXCLUDED ASSETS. The assets of Seller listed on Schedule
1.2 shall be retained by Seller (the "Excluded Assets") and shall not be conveyed to Buyer.

                  1.3 EXCLUDED LIABILITIES. Except for the obligations accruing after the Closing with respect to the Assumed Contracts, Buyer shall not assume and under no circumstances shall Buyer be obligated to pay or assume, and none of the assets of Buyer shall be or become liable for or subject to any liability, indebtedness, commitment, or obligation of Seller, whether known or unknown, fixed or contingent, recorded or unrecorded, currently existing or hereafter arising or otherwise (collectively, the "Excluded Liabilities"). Buyer and Seller hereby specifically agree that any and all claims, actions, suits or proceedings made or instituted by Synopsys, Inc., its Affiliates or their successors or assigns (collectively, "Synopsys") against Seller shall be included in the Excluded Liabilities.

                  1.4 PURCHASE PRICE. Subject to the terms and conditions hereof, in reliance upon the representations and warranties of Seller contained herein, and in consideration of the sale, assignment, transfer and delivery of the Assets as herein contemplated, Buyer agrees to tender to Seller as the purchase price (the "Purchase Price") the following:

                           (a) at Closing, the sum of Three Hundred Thousand
Dollars ($300,000) cash paid by wire transfer of immediately available funds to an account designated by Seller (the "Cash Payment");

                           (b) a contingent payment of Thirty-Seven and One-Half
Cents ($0.375) for every One Dollar ($1) of Seller's products listed on Schedule 1.4(b) ("Seller's Product") invoiced to any third party (which shall specifically exclude Buyer) in the first twelve (12) months following the date of this Agreement up to a maximum amount of Four Hundred Fifty Thousand Dollars ($450,000), payable in four (4) quarterly increments as earned (the "Contingent Payment"); provided, however, no Seller's Product integrated into Buyer's firewall and/or VPN products shall be used to calculate the Contingent Payment. By way of example and for demonstration purposes only, if Buyer invoices One Million Two Hundred Thousand Dollars ($1,200,000) of Seller's Product, excluding all Seller's Product integrated into Buyer's firewall and/or VPN products, in the aggregate over the twelve (12) months following the Closing Date, Buyer will make four payments to Seller, each payment being made within thirty (30) days after the end of each respective quarter and which in the aggregate shall total Four Hundred Fifty Thousand Dollars ($450,000); and

                           (c) the number of shares of common stock of Buyer
equivalent to Seven Hundred Fifty Thousand Dollars ($750,000) divided by the average closing price per share of common stock of Buyer for the ten (10) trading days ending two (2) business days prior to the date of this Agreement (the "Stock Consideration" , and such price per share shall be referred to herein as the "Stock Price").

                  The Stock Consideration shall be subject to the restrictions of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). At Closing, Buyer and Seller shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit A, which shall specify Seller's rights as to the registration of the Stock Consideration (the "Registration Rights Agreement").

                  At Closing, Buyer shall deposit Two Hundred Thousand Dollars ($200,000) of the Stock Consideration with Wachovia Bank, National Association (the "Escrow Agent"). The Stock Consideration deposited with the Escrow Agent shall be held and distributed pursuant to the terms of an Escrow Agreement substantially in the form of Exhibit B attached hereto (the "Escrow Agreement").

                  Notwithstanding anything in this Agreement to the contrary, in the event Buyer, its Affiliates, shareholders, employees or representatives become a party to any action, suit or proceeding instituted by Synopsys within twelve (12) months following the Closing Date and such action, suit or proceeding is based on any action or inaction of Seller with respect to amounts owed to Synopsys by Seller for the procurement of software licenses from Synopsys, claims of intellectual property rights infringement by Synopsys against Seller, or any other Synopsys claims relating to the acts or omissions of Seller ("Synopsys Action"), Buyer shall be entitled to deduct such amounts from the Contingent Payment that will fully indemnify Buyer, its Affiliates, shareholders, employees and representatives for their costs and expenses incurred in connection with such Synopsys Action. Further, any amount of Seller's accounts receivable set forth on Schedule 1.1(a) that remains uncollected as of June 30, 2003 shall be deducted by Buyer directly from the Contingent Payment.

                  1.5 PRORATION. Within sixty (60) days after the Closing Date, Seller and Buyer shall prorate as of the Closing Date any amounts which become due and payable on or after the Closing Date with respect to: (i) the Assumed Contracts; (ii) ad valorem taxes, if any, on the Assets; (iii) other property taxes on the Assets; and (iv) all utilities servicing any of the Assets, including water, sewer, telephone, electricity and gas service. Notwithstanding anything in this Agreement to the contrary, Buyer and Seller hereby specifically agree that any Synopsys Action against Seller shall not be subject to this
Section 1.5 and any and all amounts which become due and payable on or after the Closing Date with respect to any Synopsys Action shall be the sole liability of Seller.

         2.       CLOSING.

                  2.1 CLOSING. Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Sections 7 and 8 hereof, the consummation of the transactions contemplated by and described in this Agreement (the "Closing") shall take place at the offices of Buyer at 2000 West Commercial Blvd., Suite 200, Fort Lauderdale, Florida 33309, at 10:00 a.m. local time, on February 28, 2003, or at such other date or at such other location as the parties may mutually designate in writing (the date of consummation is referred to herein as the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date.

                  2.2 ACTIONS OF SELLER AT CLOSING. At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

                           (a) a General Bill of Sale and Assignment, fully
executed by Seller, conveying to Buyer good and marketable title to the Assets and free and clear of all liabilities, claims, liens, security interests and restrictions other than the Assumed Contracts;

                           (b) an Assignment and Assumption Agreement (the
"Assignment and Assumption Agreement"), fully executed by Seller, conveying to Buyer Seller's interest in the Assumed Contracts;

                           (c) such assignments relative to the Seller
Intellectual Property, fully executed by Seller, as Buyer's counsel shall reasonably determine;

                           (d) the Registration Rights Agreement, fully executed
by Seller;

                           (e) the Escrow Agreement, fully executed by Seller;

                           (f) a Partial Assignment and Assumption Agreement
(the "Partial Assignment and Assumption Agreement"), fully executed by Seller, conveying to Buyer certain rights and obligations of Seller under that certain Technology Agreement by and between Seller and hi/fn, Inc. dated September 27, 2002;

                           (g) copies of resolutions duly adopted by each of the
Board of Directors and the stockholders of Seller authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of the Closing, by the appropriate officers of Seller;

                           (h) certificates of incumbency for the respective
officers of Seller executing this Agreement or making certifications for the Closing dated as of the Closing Date;

                           (i) certificates of existence and good standing of
Seller from the state in which it is incorporated, dated the most recent practical date prior to the Closing;

                           (j) all originals of the Assumed Contracts and other
documents evidencing an ownership interest conveyed as part of the Assets; and

                           (k) such other instruments and documents as are
reasonably necessary to satisfy the conditions precedent to Buyer's obligations hereunder.

                  2.3 ACTIONS OF BUYER AT CLOSING. At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

                           (a) an amount equal to the Cash Payment in
immediately available funds;

                           (b) a fully paid and nonassessable certificate
representing the Stock Consideration (less the amount deposited with the Escrow Agent);

                           (c) the Assignment and Assumption Agreement, fully
executed by Buyer, pursuant to which Buyer shall assume the future payment and performance of the Assumed Contracts as herein provided;

                           (d) the Registration Rights Agreement, fully executed
by Buyer;

                           (e) the Escrow Agreement, fully executed by Buyer;

                           (f) the Partial Assignment and Assumption Agreement,
fully executed by Buyer;

                           (g) copies of resolutions duly adopted by the Board
of Directors of Buyer, authorizing and approving the performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of the Closing, by appropriate officers of Buyer;

                           (h) certificates of incumbency for the respective
officers of Buyer executing this Agreement or making certifications for the Closing dated as of the Closing Date;

                           (i) certificates of existence and good standing of
Buyer from the state in which it is incorporated, dated the most recent practical date prior to the Closing; and

                           (j) such other instruments and documents as Seller
reasonably deems necessary to effect the transactions contemplated hereby.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. As of the date hereof and as of the Closing Date, Seller represents and warrants to Buyer the following:

                  3.1 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required for it to conduct the Business and in which failure to obtain such qualification or license would have a material adverse effect on Seller. Seller does not own or lease property or engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in which it is not properly qualified to do business. Seller has no subsidiaries.

                  3.2 CORPORATE POWER. Seller has all requisite legal and corporate power and authority to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

                  3.3 AUTHORIZATION. All corporate action on the part of Seller, its directors and stockholders necessary for the authorization, execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  3.4 NO VIOLATION. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, and the fulfillment by Seller of the terms hereof, will (with or without notice or passage of time or both): (a) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Seller; (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Seller is a party or by which it or any of the Assets may be bound; or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Seller or any of the Assets.

                  3.5 FINANCIAL STATEMENTS. Seller has furnished Buyer with copies of the following financial statements pertaining to the Business (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 3.5: (a) the unaudited balance sheet for Seller as of October 31, 2002 (the "Seller Balance Sheet"), together with the statement of operations and statement of cash flows for the ten (10) months then ended; and (b) the balance sheet for Seller as of December 31, 2001, together with the statement of operations and statement of cash flows for the twelve (12) months then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except for the absence of footnotes for the unaudited Financial Statements) and fairly and accurately present the financial position of Seller as of the dates indicated thereon, and the results of its operations for the periods indicated thereon.

                  3.6 ABSENCE OF UNDISCLOSED LIABILITIES. As of the Closing, Seller will not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing, or any state of facts or condition existing on or prior to the Closing (regardless of when such liability or obligation is asserted), including, but not limited to, liabilities or obligations on account of taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except
(a) as and to the extent clearly and accurately reflected and accrued for or reserved against in the Seller Balance Sheet, (b) for liabilities and obligations arising after the date of the Seller Balance Sheet in the ordinary course of business consistent with past practice, and (c) as set forth on
Schedule 3.6. Except as set forth on Schedule 3.6, Seller and its officers and directors do not know, and have no reasonable grounds to know, of any basis for the assertion against Seller as of the date hereof of any material liabilities not adequately reflected or reserved against on the Seller Balance Sheet or incurred after the date of the Seller Balance Sheet in the ordinary course of business consistent with past practice.

                  3.7 ABSENCE OF CERTAIN CHANGES. Since the date of the Seller Balance Sheet, except as set forth on Schedule 3.7, there has not been (a) any change, occurrence, condition or development that has materially and adversely affected, or is likely to materially and adversely affect, the business, affairs, assets, prospects, operations, employee or vendor relations or condition, financial or otherwise, of Seller, (b) any dividend or other distribution, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by Seller of any shares of its capital stock,
(c) any capital expenditure or commitment by Seller, either individually or in the aggregate, exceeding Ten Thousand Dollars ($10,000), (d) any sale, transfer, lease, mortgage or pledge of, grant of security interest in or other lien against any of the assets of Seller or cancellation of any claims of, or indebtedness or obligations owing to, Seller, except as a result of payments of obligations in the ordinary course of business consistent with past practice,
(e) any increase or change (or offer or promise thereof, whether or not legally binding) in salaries or other compensation or employee benefits with respect to any employees of Seller, (f) cancellation or compromise by Seller of any debt or claim, or waiver or release of any right or claim of Seller, including any write-off or other compromise of any account receivable of Seller, (g) any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of Seller, (h) any changes in the accounting principles, methods or practices followed by Seller or depreciation or amortization policies or rates theretofore adopted, any transactions pertaining to the Business by Seller outside the ordinary course of business consistent with past practice, or (i) any action taken by Seller, any of its directors, officers or stockholders to authorize any of the actions contemplated by subsections (a) through (i) above.

                  3.8 ASSUMED CONTRACTS. Seller has delivered to Buyer an accurate list (Schedule 1.1(e)) of the Assumed Contracts. Seller has made available to Buyer true and correct copies of the Assumed Contracts, and has given, and will give, the agents, employees and representatives of Buyer access to the originals of the Assumed Contracts. Seller represents and warrants with respect to the Assumed Contracts that:

                           (a) the Assumed Contracts constitute valid and
legally binding obligations of the parties thereto and are enforceable in accordance with their terms;

                           (b) each Assumed Contract constitutes the entire
agreement by and between the respective parties thereto (including, without limitation, that certain Technology License Agreement by and between Seller and inSilicon Corporation dated February 13, 2001);

                           (c) all obligations required to be performed by
Seller under the terms of the Assumed Contracts have been performed, no act or omission has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default by Seller under the Assumed Contracts, and each of such Assumed Contracts is now and will be upon and after the Closing Date in full force and effect without default on the part of Seller;

                           (d) all consents required for the assignment and
assumption of each Assumed Contract by Buyer have been or will have been obtained by Seller prior to the Closing; and

                           (e) the assignment of the Assumed Contracts to and
assumption of such Assumed Contracts by Buyer will not result in any penalty or premium, or variation of the rights, remedies, benefits or obligations of any party thereunder.

                  3.9 TITLE TO ASSETS. The Seller Balance Sheet reflects all of the assets of Seller relating to the Business as of the date thereof. Seller has good and marketable title to all of the Assets free and clear of all claims, assessments, security interests, liens, restrictions and encumbrances, other than the Assumed Contracts. The Assets constitute all assets used by or in connection with the operation of the Business and all assets necessary for operation of the Business in the manner and to the extent operated during the period from September 28, 2002 until the Closing. No person other than Seller owns or leases (as lessee) any of the Assets.

                  3.10 QUALITY AND CONDITION OF ASSETS. The Assets and the Excluded Assets constitute all assets which are held or used by Seller or any of its Affiliates and necessary for the conduct of the Business and operation of the Business in the manner conducted as of the date of this Agreement. All equipment and other material items of tangible property and assets included in the Assets are free from material defects and in good operating condition and repair, and are usable in the regular and ordinary course of business, and to Seller's knowledge, conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation by Seller.

                  3.11 ACCOUNTS RECEIVABLE. As of Closing, the sum of all of Seller's accounts receivable set forth on Schedule 1.1(a) shall not be less than Sixty Seven Thousand Five Hundred Dollars ($67,500). All accounts receivable constituting a part of the Assets represent and constitute bona fide indebtedness owing to Seller for services actually performed or for goods or supplies actually provided in the amounts indicated on the Financial Statements with no known set-offs, deductions, compromises, or reductions (other than reasonable allowances for bad debts and contractual allowances in an amount consistent with historical policies and procedures of Seller and which are taken into consideration in the preparation of the Financial Statements). Seller has made available to Buyer a complete and accurate aging report of all such accounts receivable and a schedule of all accounts receivable, whether recorded or unrecorded, which have been assigned to collection agencies or are otherwise held or assigned for collection.

                  3.12 INVENTORY AND SUPPLIES. All the inventory and supplies constituting any part of the Assets are substantially of a quality and quantity usable and salable in the ordinary course of business of the Business. Obsolete items are not reflected in the Financial Statements. Inventory and supplies are carried at the lower of cost or market, on a first-in, first-out basis and are properly stated in the Financial Statements. The inventory levels are based on past practices of Seller with respect to the Business.

                  3.13 INTELLECTUAL PROPERTY.

                           (a) Seller owns, or is licensed or otherwise
possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, mask works, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the Business as currently conducted by Seller (the "Seller Intellectual Property Right(s)").
Schedule 3.13(a) sets forth a complete list of all patents, trademarks, copyrights, trade names and service marks, and any applications therefor (whether registered or common law), included in the Seller Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Seller Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                           (b) Schedule 3.13(b) sets forth a complete list of
all licenses, sublicenses and other agreements to which Seller is a party and pursuant to which Seller or any other person is authorized to use any Seller Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same) or trade secret of Seller, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. Each license, sublicense and other agreement related to the ongoing activities of the Business or the Assets will be transferred or assigned to Buyer as of and effective upon the Closing. The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, including, without limitation, the transfer or assignment of the Seller Intellectual Property Rights, will neither cause Seller to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 3.13(a) and 3.13(b), Seller is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Seller Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Seller Intellectual Property Rights are being used.

                           (c) No claims with respect to the Seller Intellectual
Property Rights have been asserted or are, to Seller's knowledge, threatened by any person, nor are there any valid grounds for any claims: (i) to the effect that the manufacture, sale, licensing or use of any of the products of Seller infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right; (ii) against the use by Seller of any trademarks, service marks, trade names, trade secrets, copyrights, mask works, patents, technology, know-how or computer software programs and applications used in the Business as currently conducted by Seller; or (iii) challenging the ownership by Seller or the validity or effectiveness of any of the Seller Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Seller relating to the Business are valid and subsisting. Seller has not infringed, and the Business as currently conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the best of Seller's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property Rights by any third party, including any employee or former employee of Seller. No Seller Intellectual Property Right or product of Seller or any of its Affiliates is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Seller. Each current employee, consultant or contractor and, to the best of Seller's knowledge, each former employee, consultant or contractor of Seller has executed a developments agreement, and a proprietary information and confidentiality agreement substantially in Seller's standard forms. All software included in the Seller Intellectual Property Rights is original with Seller and has been either created by employees of Seller on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Seller.

                  3.14 SOFTWARE.

                           (a) Except as set forth on Schedule 3.14, the
material computer software of Seller included in the Seller Intellectual Property as part of the Assets (the "Software") performs in accordance in all material respects with the documentation and other written material used in connection with the Software, contains all current versions of such software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. For the avoidance of doubt, the Software specifically excludes any and all software licenses of Seller from Synopsys. Seller has delivered, or will deliver promptly following the Closing, to Buyer complete copies of all user and technical documentation related to the Software.

                           (b) Neither Seller nor, to the best knowledge of
Seller, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to Buyer pursuant hereto.

                           (c) Except as set forth on Schedule 3.14, all right,
title and interest in and to the Software is owned by Seller, free and clear of all liens, claims, charges or encumbrances, are fully transferable to the Buyer, and no party other than Seller has any interest in the Software, including without limitation, any security interest, license, contingent interest or otherwise.

                           (d) All copies of the Software embodied in physical
form are being delivered to Buyer at or promptly following Closing.

                  3.15 REAL PROPERTY. Seller owns no real property in connection with the Business.

Schedule 3.15 contains a complete and accurate list of all real property leased by Seller in connection with the Business (the "Real Property"). Seller has good and valid title to the leasehold estates in the Real Property, free and clear of all mortgages, liens, security interest, pledges, leases, subleases, encumbrances, charges, assignments, claims or other restrictions.

                  3.16 HAZARDOUS SUBSTANCES. To the best of Seller's knowledge, Seller has never generated, transported, treated, stored or disposed, or, in any manner, arranged for disposal or treatment within the meaning of any Hazardous Substances (as defined herein). To the best of Seller's knowledge, there are no Hazardous Substances on, in, or under the premises leased or possessed by Seller. To the best of Seller's knowledge, there have not been and there are not any past or present events, conditions, circumstances, activities, practices, incidents or actions which could reasonably be expected to give rise to any legal liability or otherwise forms the basis of any claim, action, suit, proceeding, hearing or investigation against or involving Seller based on any condition or any violation or alleged violation of any federal, state, or local law, regulation, ordinance, or requirement relating to health and safety and protection of the environment. For purposes hereof, the term Hazardous Substances shall mean any substances, materials, wastes or other elements which are classified or regulated as hazardous by any federal, state or local law, rule or regulation pertaining to environmental regulation, contaminant, clean-up, or disclosure.

                  3.17 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule
3.17 hereto, Seller does not presently have, nor has it had within the last five
(5) years, any pension, profit sharing, deferred compensation, or other employee pension or health or welfare benefit plan or arrangement in which employees of Seller participate or have participated. All employee pension benefit plans and employee health or welfare benefits plans relating to employees of Seller (collectively "Benefit Plans") have been administered in compliance with all applicable laws including, without limitation, the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended "ERISA"). There are no "accumulated funding deficiencies" within the meaning of the Code. No reportable events (within the meaning of ERISA) or prohibited transactions (within the meaning of the Code) have occurred. There are no pending or, to Seller's knowledge, threatened claims by or on behalf of the Benefit Plans or by any employee of Seller alleging a breach or breaches of fiduciary duties or violations of other applicable state or federal law which could result in liability on the part of either Seller or the Benefit Plans under any law, nor is there any basis for such a claim. Except as set forth on Schedule 3.17 hereto, all returns, reports, disclosure statements, and premium payments required to be made under the Code or ERISA with respect to the Benefit Plans have been timely filed or delivered. Except as described in Schedule 3.17 hereto, the Benefit Plans have not been audited or investigated by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation within the last five (5) years, and there are no outstanding issues with reference to the Benefit Plans pending before any governmental agency.

                3.18 EMPLOYEE SALARIES; PROPRIETARY AGREEMENTS. Seller will have paid as of Closing all accrued and owing salary, wages and other monies due and payable through the Closing Date to employees of the Business as of the Closing Date. Schedule 3.18 contains a true, correct and complete list setting forth (i) the names and current salaries of the employees of Seller relating to the Business and (ii) the names of independent contractors who render services on a regular basis to Seller in connection with the Business. Seller is not aware of any employees of Seller that are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or arrangement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Seller with respect to the Business or that would prevent any such employee from assigning inventions to Seller. Seller does not believe that it is or will be necessary for Seller to utilize any inventions of its employees (or persons Seller currently intends to hire) made prior to their employment by Seller.

                  3.19 PERSONNEL CONTRACTS, AGREEMENTS AND ARRANGEMENTS. Except as listed on Schedule 3.19, Seller is not a party to or obligated in connection with the Business, with respect to any (a) contracts with employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents or dealers, or (b) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. Seller has furnished Buyer with a true and complete copy of each such document listed on Schedule 3.19 that relates to the Business or the Assets. Except as listed on Schedule 3.19, no strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred, or is pending or, to Seller's knowledge, threatened against Seller which might affect the Business, nor does Seller know any basis for any such allegation, charge, or complaint.

                  3.20 ARRANGEMENTS WITH OFFICERS, DIRECTORS AND OTHERS. Except as set forth on Schedule 3.20, there are no existing contracts or arrangements or proposed transactions between Seller, on the one hand, and any Affiliate of Seller, on the other with respect to the Business. No employees of Seller are subject to any restrictive covenant or any other similar agreement of which Seller is aware which would prohibit such employee from being employed by Buyer or performing such employee's duties for Buyer.

                  3.21 TAX LIABILITIES. Except as set forth on Schedule 3.21 hereto: (i) Seller has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it, and all such returns are true and correct; (ii) Seller has paid all taxes, interest and penalties, if any, reflected on such tax returns or otherwise due and payable by it; and (iii) any deficiencies proposed as a result of any governmental audits of such tax returns have been paid or settled, and there are no present disputes as to taxes payable by Seller. Seller has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on Seller, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. Seller has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, without limitation, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax-receiving officers or authorized depositories.

                  3.22 INSURANCE. Schedule 3.22 is a true, correct and complete list and description, including policy numbers, effective dates and coverage amounts, of all insurance policies owned by Seller or otherwise pertaining to the Business. All of such insurance policies are in full force and effect. Seller has not received any notice of cancellation or intent to cancel or increase premiums with respect to present insurance policies nor, to the knowledge of Seller, is there any basis for any such action. Seller does not have any pending claims with any insurance company and Seller has not had any instances of a denial of coverage of Seller by any insurance company.

                  3.23 LITIGATION. Except as set forth on Schedule 3.23 hereto, there are no actions, suits, proceedings or investigations pending or, to Seller's knowledge, threatened (nor, to Seller's knowledge, does any basis exist therefor) against or affecting Seller, the Business or the Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor has there ever been any such action, suit, proceeding or investigation. Seller is not operating under or subject to, nor is it in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, foreign or domestic, and Seller has not been charged or threatened with a charge of violation, or under investigation with respect to possible violation, of any provision of any federal, state or local law or administrative ruling or regulation relating to Seller or Seller's business, affairs, assets, prospects, operations, employee relations or condition, financial or otherwise.

                  3.24 COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.24, Seller has complied, and is now in compliance, with all federal, state, local and foreign laws, ordinances, rules and regulations (including, without limitation, those relating to employment and employment practices, and occupational health and safety) applicable to Seller, except where noncompliance would not have a material adverse effect. No claims or complaints from any governmental authorities or other parties have been asserted or received by Seller which are still pending or outstanding and, to Seller's knowledge, none is threatened, that Seller is in material violation of any applicable building, zoning, occupational safety and health, or similar law, or of any applicable fair employment, equal opportunity or similar law, ordinance, rule or regulation. Schedule 3.24 sets forth all governmental permits, licenses and authorizations necessary or desirable for the operation or occupancy of the properties and the conduct of the Business.

                  3.25 CUSTOMERS. Seller currently maintains good working relationships with all of the customers and suppliers of the Business. No current customer or supplier of the Business has given Seller notice terminating, canceling or threatening to terminate or cancel any of the Assumed Contracts.

                  3.26 INVESTMENT REPRESENTATION. Seller is aware that the underlying shares of the Stock Consideration are not registered under the Securities Act. Seller possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder. Seller is acquiring the underlying shares of the Stock Consideration from Buyer for its own account, for investment purposes only and not with a view to the distribution thereof. Seller agrees that the underlying shares of the Stock Consideration will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to valid exemption from registration under the Securities Act.

                  3.27 NO FRAUDULENT TRANSFER. The transactions contemplated by this Agreement shall not constitute a fraudulent transfer under applicable law, and will not give rise to any liability under any applicable fraudulent transfer or similar laws.

                  3.28 FULL DISCLOSURE. This Agreement and Schedules hereto and all Closing Documents (hereinafter defined) furnished and to be furnished to Buyer and its representatives by Seller pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading. To the best knowledge of Seller, all other information furnished or to be furnished to Buyer and its representatives pursuant to or in connection with this Agreement does not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading. Copies of all documents referred to in any Schedule hereto have been delivered or made available to Buyer and its representatives and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder. The term "Closing Documents" means those documents executed and delivered at the Closing pursuant to Section 2 above.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER. As of the date hereof and as of the Closing Date, Buyer represents and warrants to Seller the following:

                  4.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has the requisite legal and corporate power and authority to own all the properties owned by it, and to conduct its business as presently being conducted and as proposed to be conducted by it. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification or license is required for it to conduct its business and in which failure to obtain such qualification or license would have a material adverse effect on Buyer. Buyer does not own or lease property or engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in which it is not properly qualified to do business. Buyer has no subsidiaries.

                  4.2 CORPORATE POWER. Buyer has all the requisite legal and corporate power and authority to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

                  4.3 AUTHORIZATION. All corporate action on the part of Buyer, its directors and stockholders necessary for the authorization, execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  4.4 NO VIOLATION. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, and the fulfillment by Buyer of the terms hereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the organizational documents of Buyer, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which it or any of its assets may be bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Buyer or any of its assets.

                  4.5 SEC FILINGS. Buyer has furnished Seller with true and complete copies of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Buyer with the Securities and Exchange Commission ("SEC") between January 1, 2002 and the date of this Agreement (the "Buyer SEC Reports"). None of the information contained in the Buyer SEC Reports, taken together, contains any untrue statement of any material fact or omits or misstates a material fact necessary to make the statements contained in the Buyer SEC Reports not misleading.

                  4.6 LITIGATION. Except as disclosed in the Buyer SEC Reports filed with the SEC prior to the date hereof, there are no actions, suits or proceedings pending against Buyer or, to the knowledge of the executive officers of Buyer, threatened against Buyer, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a material adverse effect on Buyer.

                  4.7 SHARES OF BUYER'S STOCK.

                           (a) Buyer's entire authorized capital stock consists
solely of Fifty Million (50,000,000) shares of common stock, $0.01 par value per share and Five Million (5,000,000) shares of preferred stock, $0.01 par value per share. As of December 15, 2002, the total number of issued and outstanding shares of Buyer's common stock was Nineteen Million Six Hundred Seventy-One Thousand Six Hundred Sixty-Three (19,671,663). As of December 15, 2002, there were no issued and outstanding shares of Buyer's preferred stock.

                           (b) The shares of Buyer's common stock to be issued
pursuant to Buyer's obligations hereunder will be duly authorized, validly issued, fully paid, nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and will be issued in compliance with federal and applicable state securities laws.

                  4.8 FULL DISCLOSURE. This Agreement and all Closing Documents furnished and to be furnished to Seller and its representatives by Buyer pursuant hereto do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

         5. COVENANTS OF SELLER PRIOR TO CLOSING. Between the date of this Agreement and the Closing:

                  5.1 INFORMATION. Seller shall afford to the officers and authorized representatives and agents (which shall include accountants, attorneys, bankers, and other consultants) of Buyer full and complete access to and the right to inspect the properties, books, and records of Seller relating to the Business and the Assets, and will furnish Buyer with such additional financial and operating data and other information as is currently prepared by Seller pertaining to the Business and the Assets as Buyer may from time to time reasonably request. Buyer's right of access and inspection shall be exercised in such a manner as not to interfere unreasonably with the operations of the Business. Buyer agrees that no inspections shall take place and no employees or other personnel of Seller shall be contacted by Buyer without Buyer first providing reasonable notice to Seller and coordinating such inspection or contact with Seller.

                  5.2 OPERATIONS. From the date hereof until the Closing, Seller will:

                           (a) maintain the Assets in good operating condition,
ordinary wear and tear excepted;

                           (b) perform all of its obligations under agreements
relating to or affecting the Assets;

                           (c) keep in full force and effect present insurance
policies or other comparable insurance pertaining to the Assets; and

                           (d) use its best efforts to maintain its
relationships with suppliers, customers, and others having business relations with Seller relating to the Assets.

                  5.3 NEGATIVE COVENANTS. From the date hereof until the Closing, Seller will not, without the prior written consent of Buyer:

                           (a) amend or terminate any of the Assumed Contracts,
enter into any contract or commitment, or incur or agree to incur any liability, except as provided herein or in the ordinary course of business and in no event greater than Five Thousand Dollars ($5,000) per item;

                           (b) enter into one or more agreements with any
employee relating to the Business;

                           (c) create, assume, or permit to exist any new debt,
mortgage, pledge, or other lien or encumbrance upon any of the Assets, whether now owned or hereafter acquired;

                           (d) acquire (whether by purchase or lease) or sell,
assign, lease, or otherwise transfer or dispose of any property, plant, or equipment relating to the Business;

                           (e) take any action outside the ordinary course of
business of the Business;

                           (f) reduce inventory of the Business except in the
ordinary course of business; or

                           (g) enter into any agreement which would have a
material adverse effect on the Business.

                  5.4 NO-SHOP CLAUSE. From and after the date of the execution and delivery of this Agreement by Seller until the termination of this Agreement, Seller will not, without the prior written consent of Buyer or except as otherwise permitted by this Agreement: (i) offer for sale or lease all or any portion of the Assets, (ii) solicit offers to buy all or any material portion of the Assets, (iii) initiate, encourage or provide any documents or information to any third party in connection with, discuss or negotiate with any person regarding any inquires, proposals or offers relating to any disposition of all or any portion of the Assets, or (iv) enter into any agreement or discussions with any party (other than Buyer) with respect to the sale, assignment, or other disposition of all or any portion of the Assets. Seller will promptly communicate to Buyer the substance of any inquiry or proposal concerning any such transaction.

                  5.5 SELLER'S AUDITED FINANCIAL STATEMENTS. Between the date of this Agreement and the Closing Date, Seller shall have its financial statements audited, to the reasonable satisfaction of Buyer, by the public accounting firm of Ernst & Young and shall prepare pro forma financial information for the periods required for Buyer's compliance with certain reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Buyer agrees to pay up to Fifteen Thousand Dollars ($15,000) to Ernst & Young for the preparation of the audited financial statements and the pro forma financial information required by this Section 5.5 and Seller agrees to be solely responsible for all costs and expenses incurred in compliance with this Section
5.5 over and above Buyer's payment of Fifteen Thousand Dollars ($15,000).

                  5.6 OBLIGATIONS TO COACT. Prior to Closing, Seller shall satisfy all of its obligations to COACT, including, without limitation, payment in full of all amounts currently outstanding (approximately $15,000) and all amounts owing as of Closing.

                  5.7 CLOSING CONDITIONS. Between the date of this Agreement and the Closing Date, Seller will use reasonable efforts to cause the conditions specified in Sections 7 and 8 hereof over which Seller has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

         6. COVENANTS OF BUYER PRIOR TO CLOSING. Between the date of this Agreement and the Closing:

                  6.1 CLOSING CONDITIONS. Between the date of this Agreement and the Closing Date, Buyer will use reasonable efforts to cause the conditions specified in Sections 7 and 8 hereof over which Buyer has control to be satisfied as soon as reasonably practicable, but in all events before the Closing Date.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. Notwithstanding anything herein to the contrary, the obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Buyer at Closing:

                  7.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true when made and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

                  7.2 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Buyer or Seller as a result of which Buyer reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

                  7.3 GOVERNMENTAL APPROVALS. Buyer shall have obtained documentation or other evidence reasonably satisfactory to Buyer indicating that Buyer has received approval from all governmental agencies whose approval is required to complete the transactions herein contemplated.

                  7.4 INSOLVENCY. Seller shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Seller.

                  7.5 ADVERSE CHANGE. No material adverse change in the results of operations, financial condition, business or prospects of the Business shall have occurred, whether or not covered by insurance.

                  7.6 EXTRAORDINARY LIABILITIES/OBLIGATIONS. Seller shall not have incurred any liability or obligation in respect of the Business outside the ordinary course of business since the date hereof, except as set forth on
Schedule 3.7 hereto.

                  7.7 CONSENTS TO ASSIGNMENTS. All consents, waivers, and estoppels of third parties which are reasonably necessary, in the opinion of Buyer, to effectively complete the transactions herein contemplated shall have been obtained and are in form and substance reasonably satisfactory to Buyer (including, without limitation, that certain Technology License Agreement by and between Seller and inSilicon Corporation dated February 13, 2001).

                  7.8 VESTING/RECORDATION. Seller shall have furnished to Buyer, in form and substance satisfactory to Buyer, assignments or other instruments of transfer and consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer all right, title, and interest in and to the Assets, in proper statutory form for recording if such recording is necessary or appropriate.

                  7.9 CLOSING DOCUMENTS. All Closing Documents required by
Section 2.2 shall have been delivered to Buyer.

                  7.10 OTHER DOCUMENTS. All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

                  7.11 SELLER'S AUDITED FINANCIAL STATEMENTS. Buyer shall have received Seller's audited financial statements, certified by the public accounting firm of Ernst & Young and reasonably satisfactory to Buyer, and the pro forma financial information for the periods required for Buyer's compliance with certain reporting obligations under the Exchange Act.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. Notwithstanding anything herein to the contrary, the obligations of Seller to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Seller at Closing:

                  8.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true when made and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed.

                  8.2 ACTION/PROCEEDING. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated, and no governmental agency or body shall have taken any other action or made any request of Buyer or Seller as a result of which Seller reasonably and in good faith deems it inadvisable to proceed with the transactions hereunder.

                  8.3 GOVERNMENTAL APPROVALS. Seller shall have obtained documentation or other evidence reasonably satisfactory to Seller indicating that Seller has received approval from all governmental agencies whose approval is required to complete the transactions herein contemplated.

                  8.4 INSOLVENCY. Buyer shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Buyer.

                  8.5 CONSENTS TO ASSIGNMENTS. All consents, waivers, and estoppels of third parties which are reasonably necessary, in the opinion of Seller, to effectively complete the transactions herein contemplated shall have been obtained and are in form and substance reasonably satisfactory to Seller.

                  8.6 CLOSING DOCUMENTS. All Closing Documents required by
Section 2.3 shall have been delivered to Seller.

                  8.7 OTHER DOCUMENTS. All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

         9. NON-COMPETITION; NON-SOLICITATION. Seller hereby agrees that, from and after the Closing Date, Seller shall not for a period of two (2) years following the Closing Date (a) serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm or corporation directly or indirectly competitive with the Business on a world-wide basis, (b) solicit or attempt to solicit, or accept business from, any entity which is a client or customer of the Business or which at any time during the twelve (12) month period prior to the Closing Date, was a client or customer of the Business, for the purpose of doing business with such client or customer in competition with the Business, or (c) solicit, attempt to hire, or hire any employee or consultant of Buyer (including employees of Seller hired by Buyer at the Closing), or assist in such solicitation or hiring by any other person or entity, or encourage any employee or consultant to terminate his or her relationship with Buyer or the Business. It is agreed that the remedy at law for any breach of the foregoing shall be inadequate and that Buyer shall be entitled to any other remedy permitted by law or equity. All parties hereto hereby acknowledge the necessity of protection against the competition of Seller and that the nature and scope of such protection has been carefully considered by the parties. Seller further acknowledges and agrees that the covenants and provisions of this Section 9 form part of the consideration under this Agreement and are among the inducements for Buyer entering into and consummating the transactions contemplated herein. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Section 9. If, however, this Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of it extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Nothing herein contained shall prevent Seller from holding or making an investment in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor within the meaning of this Section 9.

         10.      ADDITIONAL AGREEMENTS.

                  10.1 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the various classes of Assets in accordance with Exhibit C; provide, however, Seller agrees that if, in its sole discretion, it desires to obtain a copy of Exhibit C as prepared by Buyer, it shall share in the third party costs of preparation equally with Buyer (such amount due from Seller not to exceed $7,500), and that if Seller elects not to obtain a copy of Exhibit C, Buyer shall have no obligation to provide it to Seller and, as such, Exhibit C shall not be a part of this Agreement. In the event Seller chooses to obtain a copy of Exhibit C as provided for herein, the parties agree that any tax returns or other tax information they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

                  10.2 TERMINATION PRIOR TO CLOSING. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Seller and Buyer; (ii) on or prior to the Closing Date by Buyer, if any of the conditions specified in
Section 7 of this Agreement have not been satisfied (except for those conditions relating to documents to be signed or delivered at Closing or actions to be taken at Closing) and shall not have been waived by Buyer (unless the failure results primarily from Buyer breaching any representation, warranty or covenant herein); (iii) on or prior to the Closing Date by Seller, if any of the conditions specified in Section 8 of this Agreement have not been satisfied (except for those conditions relating to documents to be signed or delivered at Closing or actions to be taken at Closing) and shall not have been waived by Seller (unless the failure results primarily from Seller breaching any representation, warranty or covenant herein); or (iv) by Buyer or Seller if the Closing Date shall not have taken place on or before 11:59 p.m. Fort Lauderdale, Florida time on March 31, 2003 (which date may be extended by mutual agreement of Buyer and Seller), unless the party desiring to terminate as above provided is in default hereunder.

                  10.3 POST CLOSING ACCESS TO INFORMATION. Seller and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Seller and Buyer agree that for a period of two
(2) years after the Closing each will make reasonably available to the other's agents, independent auditors, counsel, and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Assets for periods prior and subsequent to the Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of claims.

                  10.4 EMPLOYEE MATTERS. As of the date of this Agreement, Seller shall terminate all of its employees listed on Schedule 3.18, and Buyer will make bona fide offers of employment commencing as of the date of this Agreement to such employees listed on Schedule 3.18. Buyer shall determine the terms and conditions of employment of such employees.

                  10.5 SOURCE CODE. At Closing, Seller shall deliver to Buyer the source code to all of the Software, products, product documentation and all other documentation of the Business including, without limitation, training materials.

                  10.6 EMPLOYMENT AGREEMENTS. As of the date of this Agreement, Buyer shall enter into an Employment Agreement with each of David Blaker and Jim Kristof substantially in the form of Exhibit D hereto (the "Employment Agreements").

                  10.7 NON-COMPETITION AND NON-SOLICITATION AGREEMENT. As of the date of this Agreement, Seller shall cause Richard Hegberg to enter into a Non-Competition and Non-Solicitation Agreement with Buyer substantially in the form of Exhibit E hereto (the "Non-Competition and Non-Solicitation Agreement").

                  10.8 NON-SOLICITATION AGREEMENT. As of the date of this Agreement, Seller shall cause William Gupton to enter into a Non-Solicitation Agreement with Buyer substantially in the form of Exhibit F hereto (the "Non-Solicitation Agreement").

                  10.9 COOPERATION. After Closing, upon reasonable notice, during normal business hours and at the expense of the requesting party, each party shall, to the extent necessary to facilitate concluding the transactions contemplated hereby, audits, compliance with laws and governmental requirements and the prosecution or defense of third party claims, and to the extent that it does not materially interfere with its business operations: (a) execute or cause to be executed documents and instruments reasonably requested by the other and relating to the Assets or the Business; (b) afford to the representatives of the other, including its counsel and accountants, reasonable access to such records and information as may be available relating to the Assets and the Business for periods prior and subsequent to Closing, and full and complete access to its officers and employees; (c) cooperate, and use its reasonable best efforts to cause its officers and employees to cooperate, with the other, with appropriate government agencies and personnel, and other third parties, in furnishing information, evidence, testimony and other reasonable assistance; and (d) cooperate, and use its reasonable best efforts to cause its officers and employees to cooperate, to assure the smooth transition of the Business to Buyer, including, without limitation, any support or development obligations.

                  10.10 ADDITIONAL ASSURANCES. From time to time after Closing, Seller shall execute and deliver such instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, more effectively to convey and transfer full right, title and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Business and the Assets. Seller shall also furnish Buyer with such information and documents in its possession or under its control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, application, claims, and demands relating to or constituting a part of the Business or the Assets.

                  10.11 SELLER INTELLECTUAL PROPERTY LICENSE. As of the date of this Agreement until the earlier of the Closing Date or March 31, 2003, Seller grants Buyer and its Affiliates a fully paid-up, royalty-free, exclusive (including as to Seller), irrevocable, transferable right and license, with rights to grant and authorize sublicenses, under all of the Seller Intellectual Property Rights in the Seller Intellectual Property to design, develop, make, have made, assemble, use, sell, offer for sale, have sold, market, import and export, directly or indirectly, any products whatsoever and to receive all revenue associated therefrom.

                  10.12 NAME LICENSE. From and after Closing until January 1, 2004, Buyer shall grant Seller a fully paid-up, royalty-free, limited, non-exclusive, non-assignable license to use the trade name "NetOctave, Inc." for the limited purpose of winding up Seller's operations related to the Excluded Assets and Excluded Liabilities. Seller and its Affiliates shall be prohibited from any trademark usage of

"NetOctave, Inc." or any variation thereof, and any such trademark usage and goodwill associated therewith shall inure to the sole benefit of Buyer.

                  10.13 NAME CHANGE. On or before January 1, 2004, Seller shall, and shall cause each of its Affiliates to, take all action necessary to change their respective corporate names to names that do not incorporate, and that are not substantially similar to the trade name "NetOctave, Inc." and Seller shall deliver to Buyer copies of all properly recorded documents as may be required to change Seller's name on that date to another name as required herein, including, but not limited to, a name change amendment with the Secretary of State of the State of Delaware and an appropriate name change notice for each state where Seller is qualified to do business.

                  10.14 AUDIT RIGHTS. Notwithstanding anything in this Agreement to the contrary, Buyer will keep complete, true and accurate books and records in accordance with GAAP (other than the omission of notes) for the purpose of showing the derivation of all amounts payable to Seller pursuant to Section 1.4(b) of this Agreement. Such books and records will be kept at Buyer's principal place of business for at least two (2) years following the end of the calendar quarter to which they pertain, and will be open at all reasonable times for the inspection by a representative of Seller for the purpose of verifying Buyer's statements, or Buyer's compliance in other respects with the terms of
Section 1.4(b) of this Agreement. Seller's representative will be obliged to treat as confidential all relevant matters. The inspection of such books of account and records shall be at the expense of Seller, unless a variation or error exceeding five percent (5%) of any amount actually due and payable to Seller is discovered in the course of any such inspection, whereupon Buyer will pay all costs relating thereto. Buyer will promptly pay to Seller the full amount of any underpayment and any overpayment of any amount due pursuant to
Section 1.4(b) of this Agreement shall be promptly repaid to Buyer by Seller or credited to payments due hereunder.

         11.      INDEMNIFICATION.

                  11.1 INDEMNIFICATION BY BUYER. Subject to the limitations set forth in Section 11.3 hereof, Buyer shall defend, indemnify and hold harmless Seller and its officers, directors, employees, agents, or independent contractors (collectively, "Seller Indemnified Parties"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) that such Seller Indemnified Party incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by Buyer under this Agreement, (ii) any breach by Buyer of, or any failure by Buyer to perform, any covenant or agreement of, or required to be performed by, Buyer under this Agreement, (iii) any of the obligations accruing after the Closing with respect to the Assumed Contracts or (iv) any claim made by a third party with respect to the operation of the Business following the Closing Date.

                  11.2 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in Section 11.3 hereof, Seller shall defend, indemnify and hold harmless Buyer and its affiliates, and its and their respective officers, directors, employees, agents, or independent contractors (collectively, "Buyer Indemnified Parties"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) that such Buyer Indemnified Party incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by Seller under this Agreement, (ii) any breach by Seller of, or any failure by Seller to perform, any covenant or agreement of, or required to be performed by, Seller under this Agreement, (iii) any of the Excluded Liabilities, (iv) any Synopsys Action to which Buyer, its Affiliates, shareholders, employees or representatives become a party, or (v) any claim made by any third party with respect to the operation of the Business on or prior to the Closing Date.

                  11.3 LIMITATIONS. Buyer and Seller shall be liable under
Section 11.1(i) or Section 11.2(i) (i.e., for misrepresentations and breaches of warranties), as applicable, only when total indemnification claims exceed Fifteen Thousand Dollars ($15,000), after which Buyer or Seller, as applicable, shall be liable for all such claims. No party shall be liable for any indemnification pursuant to Section 11.1(i) or Section 11.2(i), as applicable, for any claims for misrepresentations and breaches of warranty which are the basis upon which any other party shall have failed to consummate the transactions described herein pursuant to Section 7.1 or Section 8.1, as applicable, or which are based upon misrepresentations and breaches of warranty which have been waived pursuant to the initial paragraph of Section 7 or Section 8, as applicable. The liability of Buyer and Seller for indemnification under
Section 11.1(i) or Section 11.2(i), respectively, shall be limited to an amount equal to the Purchase Price. Notwithstanding anything to the contrary, the limitations contained in this Section 11.3 shall not apply to any indemnification claims (i) arising under Sections 11.1(ii), 11.1(iii), 11.1(iv), 11.2(ii), 11.2(iii), 11.2(iv) or 11.2(v), or (ii) arising under Sections 11.1(i) or 11.2(i) as a result of the intentional misrepresentation or fraud of Buyer or Seller, respectively. In no event shall a stockholder of Seller be liable for more than his or its pro rata portion of the Purchase Price (with the Stock Consideration valued at the Stock Price) based on such stockholder's ownership of the issued and outstanding capital stock of Seller.

                  11.4 BROKERAGE INDEMNIFICATION. Each of the parties agrees to indemnify and hold the other party entirely harmless against and from any and all losses and expenses which such other party may sustain or incur as a result of any liability to any broker or finder (including reasonable attorneys' fees) on the basis of any arrangement or agreement made by or on behalf of the other, or by its or their agents, officers, employees or representatives.

                  11.5 NOTICE AND CONTROL OF LITIGATION. If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Section 11.5 (the "Indemnified Party") which would give rise to a claim under this Section 11.5, the Indemnified Party shall notify the person giving the indemnity "Indemnifying Party") promptly in writing (but in any event within fifteen (15) days of receipt) of such written assertion of a claim or liability. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement, and prosecution of any litigation. If the Indemnifying Party, within ten (10) days after notice of such claim, fails to defend such claim, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this Section 11.5 notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise, and settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim. All parties agree to cooperate fully as necessary in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have resulted absent the Indemnified Party's failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

                  11.6 NOTICE OF CLAIM. If an Indemnified Party becomes aware of any breach of the representations or warranties of the Indemnifying Party hereunder or any other basis for indemnification under this Section 11.6, the Indemnified Party shall notify the Indemnifying Party in writing of the same within thirty (30) days after becoming aware of such breach or claim, specifying in detail the circumstances and facts which give rise to a claim under this
Section 11.6. Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party's failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

         12.      GENERAL.

                  12.1 SCHEDULES, EXHIBITS AND OTHER INSTRUMENTS. Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full. From the date hereof until the Closing Date, Seller may update the Schedules, subject to Buyer's rights described below. Any other provisions herein to the contrary notwithstanding, all Schedules, Exhibits or other instruments provided for herein and not delivered at the time of execution of this Agreement or which are incomplete at the time of execution of this Agreement shall be delivered or completed on or before Closing; and it shall be deemed a condition precedent to the Closing hereunder that the Schedules, Exhibits and each such other instrument shall meet with the approval of the party to whom the Schedules, Exhibits or such other instrument is to be delivered hereunder.

                  12.2 BENEFIT/ASSIGNMENT. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns and no others. Neither party may assign this Agreement without the prior written consent of the other party, however, Buyer may freely assign this Agreement without the prior written consent of Seller in connection with the sale of all or substantially all of the assets or stock of Buyer, whether by merger, acquisition or otherwise.

                  12.3 COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows: (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto and shall pay for the cost of any taxes or fees associated with the conveyance of the Assets; and (ii) Buyer shall pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto.

                  12.4 CONFIDENTIALITY. It is understood by the parties hereto that the information, documents, and instruments delivered to Buyer by Seller and its agents and the information, documents, and instruments delivered to Seller by Buyer and its agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents, or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions, and covenants hereof and will only disclose such information, documents, and instruments to its duly authorized officers, members, directors, representatives, and agents (including consultants, attorneys, and accountants of each party) and applicable governmental authorities in connection with any required notification or application for approval or exemption therefrom. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other parties to this Agreement. Each of the parties hereto recognizes that any breach of this Section 12.4 would result in irreparable harm to the other party to this Agreement and its affiliates and that therefore either Seller or Buyer shall be entitled to an injunction to prohibit any such breach and is in addition to all of its other legal and equitable remedies. Nothing in this Section 12.4, however, shall prohibit the use of such confidential information, documents, or information for such governmental filings as in the opinion of the Seller's counsel or Buyer's counsel are required by law or governmental regulations or are otherwise required to be disclosed pursuant to applicable state law.

                  12.5 WAIVER OF BREACH. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

                  12.6 NOTICE. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by confirmed telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five
(5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

                  Seller:             NetOctave, Inc.
                                      3110 Edwards Mill Road, Suite 100
                                      Raleigh, North Carolina 27612
                                      Attention: Richard Hegberg
                                      Fax No.: (919) 829-9696


                  With a simultaneous
                     copy to:               Hutchison & Mason PLLC
                                            3110 Edwards Mill Road, Suite 100
                                            Raleigh, North Carolina 27612
                                            Attention: Fred D. Hutchison, Esq.
                                            Fax No.: (919) 829-9696

                  Buyer:     CyberGuard Corporation
                             2000 West Commercial Blvd., Suite 200
                             Fort Lauderdale, Florida 33309
                             Attention: Adriana Kovalovska
                             Fax No.: (954) 958-3901

                  With a simultaneous copy to: Greenebaum Doll & McDonald PLLC
                                               700 Two American Center
                                               3102 West End Avenue
                                               Nashville, Tennessee 37203-1304
                                               Attention: Stephen T. Braun, Esq.
                                               Fax No.: (615) 760-7300

or to such other address, and to the attention of such other person or officer as any party may designate.

                  12.7 SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

                  12.8 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

                  12.9 DIVISIONS AND HEADINGS. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

                  12.10 AFFILIATES. As used in this Agreement, the term "Affiliate" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by or is under common control with, the entity in question and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

                  12.11 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other person.

                  12.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall survive the Closing, however, such representations and warranties shall expire at 12:01 a.m., Raleigh, North Carolina time, on the 271st day following the Closing Date; provided, however, that the representations and warranties set forth in Sections 3.9, 3.16, 3.17 and 3.21 shall survive until ninety (90) days after the expiration of the relevant statute of limitations for the underlying claims, including extensions and waivers.

                  12.13 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

                  12.14 CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding its conflicts of laws principles.

                  12.15 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO

ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

                  12.16 ATTORNEYS' FEES. In the event suit is brought to enforce or interpret any part of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action (including without limitation fees and costs of any appeals or in connection with any bankruptcy proceedings), which costs shall be fixed by the court and included in any judgment. The "successful party" shall be the party determined by the court to have most successfully prosecuted or defended its position; provided, however, that if either party has made a written settlement offer not less than ten (10) days prior to commencement of the trial and such offer is not accepted, the party to whom such offer is made shall not be considered a "successful party" unless the outcome of the trial is more favorable to such party than that which was offered in such settlement offer. No settlement offer made pursuant to this Section shall be introduced as evidence in any court proceeding unless and until the final judgment is rendered, in which case either party may disclose such offer to the court in connection with this determination of which party is the "successful party" for purposes hereof.

                  12.17 ENTIRE AGREEMENT/AMENDMENT. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein. All prior representations or agreements with respect to the subject matter hereof, whether written or oral, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

                  12.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                                          SIGNATURE PAGE FOLLOWS

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date first above written.



                                          NETOCTAVE, INC.


                                          By:__________________________________

                                          Name: _______________________________
                                          Title: ______________________________
                                                            ("Seller")



                                          CYBERGUARD CORPORATION


                                          By:__________________________________

                                          Name: _______________________________
                                          Title: ______________________________
                                          ("Buyer")

                                                                       EXHIBIT A














         -------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
         -------------------------------------------------------------
                             CYBERGUARD CORPORATION
         -------------------------------------------------------------
                                       AND
                                 NETOCTAVE, INC.
         -------------------------------------------------------------




                                February 28, 2003


REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of February 28, 2003, by and between CYBERGUARD CORPORATION, a Florida corporation (the "Company"), and NETOCTAVE, INC. ("Shareholder"), a Delaware corporation and, as of the date hereof, a holder of the Company's common stock, par value $0.01 per share ("Common Stock").

         RECITAL:

         The Company and Shareholder are parties to that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), which provides, among other things, that a portion of the Purchase Price (as defined in the Purchase Agreement) shall be paid to Shareholder in the form of Common Stock and that Shareholder shall have certain rights and obligations in connection to such Common Stock, as more particularly described herein.

                                   AGREEMENT:

         NOW, THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  1.1 Affiliates. "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any party specified in this Agreement.

                  1.2 Commission. "Commission" shall mean the United States Securities Exchange Commission or any other federal agency at the time administering the Securities Act.

                  1.3 Common Shares. "Common Shares" shall mean the shares of Common Stock issued to Shareholder pursuant to the Purchase Agreement.

                  1.4 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  1.5 Person. "Person" shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

                  1.6 Register; Registered; Registration. "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                  1.7 Registrable Shares. "Registrable Shares" shall mean (i) the Common Shares and (ii) all shares of the Company's Common Stock issued as a dividend on, or other distribution with respect to, or in exchange or in replacement of, the Common Shares, but shall not include any Common Shares that were sold, conveyed, transferred by gift or otherwise transferred by Shareholder to any other Person, including sales under a Registration Statement, Section 4(1) or Rule 144 under the Securities Act.

                  1.8 Registration Expenses. "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 3, including all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state securities' law fees and expenses, and the expense of any special consents, advice or similar audit services of independent auditors incident to or required by any such registration (but excluding the Selling Expenses).

                  1.9 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  1.10 Selling Expenses. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of shares of the Common Stock, including Registrable Shares, in any sale pursuant to a registration by the Company pursuant to this Agreement, and the fees and expenses of counsel selected by Shareholder to represent them in the registration.

         2. RESTRICTIONS ON TRANSFERABILITY.

                  2.1 RESTRICTIONS ON TRANSFERABILITY. Shareholder shall not transfer, assign or otherwise dispose of any of the Common Shares unless such transfer is in compliance with the terms of this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.

                  2.2 RESTRICTIVE LEGEND. Each certificate representing the Common Shares or securities issued in respect of the Common Shares, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. These securities are "Restricted Securities" as defined in the Rule 144 promulgated under the Act and may not be sold or offered for sale or otherwise distributed except (a) in conjunction with an effective registration statement for the shares under the Act and applicable state securities laws, (b) in compliance with Rule 144 and an exemption under applicable state securities laws, or (c) pursuant to an opinion of counsel satisfactory to CyberGuard Corporation that such registration or compliance is not required as to such sale, offer or distribution.

                  2.3 NOTICE OF PROPOSED TRANSFERS. Unless there is an effective registration statement under the Securities Act covering a proposed transfer, Shareholder shall notify the Company of its intention to effect a transfer of any of its Common Shares. Such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except that the requirements set forth in the balance of this sentence need not be complied with where the proposed transaction complies with Rule 144 as long as the Company is furnished with evidence of compliance with such rule) by:

                           (a) an unqualified written opinion of legal counsel
which is reasonably satisfactory to the Company addressed to the Company's counsel, to the effect that the proposed transfer of the Common Shares may be effected without registration of the Securities Act; or

                           (b) a "no action" letter from the Commission to the
effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

                  2.4 LIMITED RIGHT TO TRANSFER. If the Company fails to object as to adequacy of the notice within ten (10) days of its delivery to the Company, Shareholder shall be entitled to transfer such Common Shares in accordance with the terms of the notice delivered to the Company. Each certificate evidencing the Common Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.2, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

         3. REGISTRATION RIGHTS.

                  3.1 REQUESTED REGISTRATION.

                           (a) At any time after the ninetieth (90th) day
following the date of this Agreement and at such time as the Company can register its Common Stock on Form S-3 or any successor form of registration statement, Shareholder may make one request to the Company to register all or any portion of Shareholder's Registrable Shares under the Securities Act in accordance with this Section 3.1. The Company shall use its reasonable best efforts to cause the prompt registration of all Registrable Shares requested to be registered, and in connection therewith shall prepare and file on such appropriate form as the Company, in its reasonable discretion, shall determine, a registration statement under the Securities Act to effect such registration (including the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act).

                           (b) Notwithstanding anything in this Section 3.1 to
the contrary, the Company shall not be obligated to effect any such registration, or take other specified actions with respect to, or cooperate in any offering of, Registrable Shares upon the request of Shareholder pursuant to this Section 3.1:

                                    (1) in any particular jurisdiction in which
the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                    (2) within 180 days immediately following
the effective date of any registration of the Common Stock; or

                                    (3) after the Company has effected one
registration pursuant to this Section 3.1 that has been declared or ordered effective.

                           (c) The request by Shareholder for registration of
Registrable Shares pursuant to this Section 3.1 shall:

                  (1) specify the number of Registrable Shares which Shareholder intends to offer and sell;

                  (2) express the intention of Shareholder to offer or cause the offering of such Registrable Shares;

                  (3) describe the nature or method of the proposed offer and sale thereof;

                  (4) contain the undertaking of Shareholder to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required (i) to permit the Company to comply with all applicable laws and regulations, all requirements of the Commission and any other regulatory or self-regulatory body, any other body having jurisdiction, and any securities exchange on which the Registrable Shares are to be listed, and (ii) to obtain acceleration of the effective date of any registration statement filed in connection therewith; and

                  (5) in the case of an underwritten public offering, specify the managing underwriter or underwriters of such Registrable Shares, which shall be selected by the Company.

                           (d) If at the time of the request to register the
Registrable Shares the Company notifies Shareholder, within ten (10) days of Shareholder's request, that the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in an underwritten public offering of securities for the Company's own account and the Company determines in good faith that such offering would be materially adversely affected by the registration so requested, the Company may delay filing a registration statement and may withhold efforts to cause the registration statement to become effective; provided, however, that the Company shall only be entitled to postpone for a reasonable period of time, not to exceed ninety (90) days, the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to this Section 3.1. In addition, notwithstanding anything herein to the contrary, the Company may delay filing a registration statement and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might
(i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company at the time the right to delay is exercised or (ii) involve initial or continuing disclosure obligations that might not be in the best interests of the Company's shareholders.

                           (e) If, after a registration statement becomes
effective, the Company advises Shareholder that the Company considers it appropriate for the registration statement to be amended, Shareholder shall suspend any further sales of its registered shares until the Company advises it that the registration statement has been amended. The Company shall keep the Registration Statement issued pursuant to this Section 3.1 effective until the earlier of (i) two years from the date of issuance of the Registrable Shares to Shareholder or (ii) the date on which the Shareholder no longer owns any of the Registrable Shares it requested to be registered pursuant to this Section 3.1. Shareholder shall have no obligation to sell any of the Registrable Shares he requested to be registered pursuant to this Section 3.1.

                           (f) If Shareholder intends to distribute the
Registrable Shares, which are covered by its request for registration pursuant to this Section 3.1, by means of an underwriting, Shareholder shall so advise the Company as a part of its request. The Company shall, together with Shareholder, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.1, if the managing underwriter or underwriters determine that the underwriting would be materially adversely affected by inclusion in such underwriting of all of the Registrable Shares requested by Shareholder and so advises Shareholder in writing, then Shareholder shall reduce accordingly the number of Registrable Shares that will be included in the registration and underwriting. No Registrable Shares excluded from the underwriting by reason of the managing underwriter's or underwriters' marketing or other limitations shall be included in such registration. Should Shareholder disapprove of the terms of the underwriting, Shareholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.

                           (g) If the managing underwriter or underwriters have
not limited the number of Registrable Shares to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter or underwriters so agree and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  3.2 COMPANY REGISTRATIONS.

                           (a) If, at any time, and from time to time, the
Company proposes to register any of Common Stock for its own account, in connection with an underwritten public offering of

Common Stock solely for cash (other than a registration statement filed on Form S-4 or any other form filed in connection with any acquisition, merger, consolidation or stock exchange, or a registration statement filed solely in connection with director or employee benefit plans of the Company) the Company shall:

                                    (1) promptly notify Shareholder of the
proposed registration (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such Common Stock under the applicable state securities laws); and

                                    (2) include in such registration (and any
related qualification under state securities laws or other compliance), and in any underwriting involved therein, all of the Registrable Shares specified in a request or requests by Shareholder, made within ten (10) days after delivery of the notice from the Company.

                           (b) If the registration to be effected under this
Section 3.2 is for a registered public offering involving an underwriting, the Company shall so advise Shareholder as a part of the notice given pursuant to
Section 3.2(a)(1). In such a case the right of Shareholder to register its Registrable Shares pursuant to Section 3.2(a)(2) shall be conditioned upon Shareholder's participation in such underwriting and the inclusion of its Registrable Shares in the underwriting to the extent provided herein. Shareholder (together with the Company and any other shareholders proposing to offer and sell shares of Common Stock through such underwriting (hereinafter, the "Additional Selling Shareholders")), shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and perform its obligations under such an agreement.

                           (c) Notwithstanding any other provision of Section
3.2(b) to the contrary, if the managing underwriter or underwriters determine that such offering would be materially adversely affected by inclusion in such underwriting of all of the Registrable Shares requested by Shareholder, the managing underwriter or underwriters may exclude a portion of such Registrable Shares from such registration and underwriting. In such a case, the Company shall advise Shareholder of the managing underwriter's determination to exclude a portion of the Registrable Shares from such registration and underwriting. The number of shares of Common Stock of Shareholder and the Additional Selling Shareholders that may be included in the registration and underwriting shall be allocated among Shareholder and the Additional Selling Shareholders in proportion, as nearly as practicable, to the respective amounts of shares of Common Stock owned by Shareholder and each of the Additional Selling Shareholders at the time of filing the registration statement. No Registrable Shares excluded from the underwriting by reason of the managing underwriter's determination shall be included in such registration.

                           (d) If Shareholder disapproves of the terms of any
such underwriting, Shareholder may elect to withdraw therefrom all of the Registrable Shares included in its request for registration by notice to the Company and the managing underwriter or underwriters, and the Registrable Shares so withdrawn from the underwriting shall also be withdrawn from such registration. If one or more Additional Selling Shareholders withdraw shares of Common Stock from the underwriting and registration, and by virtue of such withdrawal, a greater number of shares of Common Stock of Shareholder and Additional Selling Shareholders who have not withdrawn may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter), then the Company shall offer to Shareholder and the Additional Selling Shareholders who have elected to participate in the registration the right to include additional shares of Common Stock, as applicable, in the registration in the same proportions as were used above in determining the underwriter limitation.

                  3.3 MARKET STAND-OFF AGREEMENT. Upon request of the Company or the managing underwriter in any underwritten offering of Registrable Securities, Shareholder shall not make or cause any offering, sale or other disposition, directly or indirectly, of any Common Shares (or any other securities of the Company) without the prior approval of the Company or the managing underwriter for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or the managing underwriter. In addition, Shareholder agrees, that upon request of the Company or the managing underwriter in any underwritten offering and registration of shares of Common Stock (or other securities of the Company) in which Shareholder (having been given notice and the opportunity as required by Section 3.2(a)(1)) declines to participate, not to make or cause any offering, sale or other disposition, directly or indirectly, of any Common Shares (or other securities of the Company) held by it (other than any such Common Shares sold or otherwise disposed of pursuant to a previously registered and underwritten offering) without the prior approval of the Company or the managing underwriter (but not to exceed a period of time from the effective date of such registration as the managing underwriter shall have requested of all officers and directors of the Company and all other persons with registration rights holding no fewer than the number of shares of Common Stock held by Shareholder). The Company, in enforcing the provisions of this Section 3.3, may impose stop-transfer instructions with respect to the Registrable Shares of Shareholder until the end of such period.

                  3.4 EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses incurred in connection with all registrations under this Agreement. If Shareholder participates in a registration, Shareholder shall pay the Selling Expenses incurred in connection with each registration under this Agreement, pro rata in the same proportion as the number of shares of Registrable Shares registered and sold by Shareholder bears to the total number of shares of Common Stock being registered and sold under such registration statement.

                  3.5 REGISTRATION PROCEDURES. In each registration effected by the Company pursuant to this Section 3, the Company will keep Shareholder advised as to the initiation of each such registration and as to the completion thereof. At its expense, the Company shall:

                           (a) prepare and file with the Commission a
registration statement for the Registrable Shares and shall use its commercially reasonable efforts to cause the registration statement to become effective;

                           (b) upon the request of the holders of a majority of
the shares of Common Stock registered thereunder, keep such registration statement effective for a period ending at the earlier of 120 days following the effective date of the Registration Statement or the date that the distribution contemplated in the registration statement has been completed;

                           (c) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act regarding the disposition of all securities covered by such registration statement;

                           (d) furnish to Shareholder such numbers of copies of
a prospectus, including a preliminary prospectus, in conformity with the Securities Act, and such other documents (including any exhibits thereto or documents referred to therein) as Shareholder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by it;

                           (e) use its commercially reasonable efforts to
register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by Shareholder, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation, or to file a general consent to service of process in any such states or jurisdictions;

                           (f) in the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided, that the form of underwriting agreement must be reasonably acceptable to the Company and Shareholder with respect to secondary distributions;

                           (g) cause all such Registrable Shares registered
pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

                           (h) provide a transfer agent and registrar for all
Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

                  3.6 THE COMPANY'S RIGHT TO ABANDON REGISTRATION. Notwithstanding anything herein to the contrary, the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of or other obligation to Shareholder, abandon or postpone the proposed registration under Section 3.2 in which Shareholder had requested to participate.

                  3.7 AMENDMENTS TO REGISTRATION STATEMENTS. If the Company has delivered copies of the preliminary or final prospectus to Shareholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Shareholder and, if requested, Shareholder shall immediately cease making offers of Registrable Shares and return all copies of the prospectus to the Company. The Company shall promptly provide Shareholder with copies of the revised prospectus and, following receipt of the revised prospectus, Shareholder shall be free to resume making offers of the Registrable Shares.

         4. INDEMNIFICATION.

                  4.1 INDEMNIFICATION BY THE COMPANY. In the case of each registration of Registrable Securities of Shareholder, the Company will indemnify Shareholder and its Affiliates, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which any of them may become subject under the Securities Act or other federal or state law, arising out of or based on the following:

                           (a) any untrue statement or alleged untrue statement
of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                           (b) any violation by the Company of any federal,
state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance; and

                           (c) any legal and any other expenses reasonably
incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred related to the foregoing.

                  4.2 LIMITATION ON THE COMPANY'S INDEMNIFICATION OBLIGATION. The Company shall not be liable, and shall have no indemnification obligation hereunder, for any amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such claim, loss, damage, liability or expense to the extent it arises out of or is based on any untrue statement or omission, made in reliance on and in conformity with written information furnished to the Company by an instrument duly executed by Shareholder, underwriter or controlling person and stated to be specifically for use therein.

                  4.3 INDEMNIFICATION BY SHAREHOLDER. If Registrable Securities held by Shareholder are included in the securities as to which such registration is being effected, Shareholder shall indemnify the Company, each of its officers and directors, each underwriter and each person who controls any underwriter, and each person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act, and each person affiliated with or retained by the Company and who may be subject to liability under any applicable securities laws, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act or other federal or state law, arising out of or based on:

                           (a) any untrue statement or alleged untrue statement
of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Shareholder and stated to be specifically for use therein; and

                           (b) any legal and other expenses reasonably incurred
in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred.

                  4.4 INDEMNIFICATION PROCEDURE. Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided the Indemnifying Party acknowledges its obligations to indemnify the Indemnified Party with respect to the claim and provided further that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If the Indemnifying Party does not assume the defense of any claim or proceeding resulting therefrom, the Indemnified Party may defend against such claim or proceeding as the Indemnified Part may deem appropriate and may settle such claim or proceeding in such manner as the Indemnified Party may deem appropriate, all without prejudice to its right to indemnification hereunder.

                  4.5 CONTRIBUTION, ALLOCATION, ETC. If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 4.4. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or Shareholder, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Shareholder agree that it would not be just and equitable if contributions pursuant to this paragraph where determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, Shareholder shall not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by Shareholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by Shareholder for the sale of Registrable Shares covered by such registration statement and (ii) the amount of any damages which it would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  4.6 CONFLICTS WITH UNDERWRITING AGREEMENT. Notwithstanding anything in this Section 4 to the contrary, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         5. TERMINATION OF REGISTRATION RIGHTS. The obligation of the Company to register any of Shareholder's Registrable Shares pursuant to this Agreement shall expire on the earlier of (i) the date when Shareholder ceases beneficially to own any Registrable Shares, (ii) the date when the Registrable Shares held by Shareholder may be sold under Rule 144 or (iii) the date which is the second
(2nd) anniversary of the date of this Agreement.

         6. MISCELLANEOUS PROVISIONS.

                  6.1 INFORMATION FROM SHAREHOLDER. Shareholder shall furnish to the Company such information regarding Shareholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  6.2 NO TRANSFER OF REGISTRATION RIGHTS. The registration rights granted under this Agreement may not be assigned or otherwise conveyed by Shareholder.

                  6.3 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws or any other rules or principles which may require the application of the laws of any other jurisdiction.

                  6.4 COUNSEL. The Company shall select and employ legal counsel to represent the parties in the registration of shares of Common Stock under this Agreement. If, in the judgment of Shareholder, it would be appropriate to do so, Shareholder may select counsel to represent it in connection with the registration; provided, that Shareholder shall be solely responsible for the fees and expenses of any separate counsel so selected, and the Company shall have no responsibility or liability whatsoever with respect thereto.

                  6.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to Shareholder, upon any breach or default by the Company under this Agreement, shall impair any such right, power or remedy of Shareholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Shareholder or any breach or default under this Agreement, or any waiver on the part of Shareholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to Shareholder, shall be cumulative and not alternative.

                  6.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof.

                  6.7 BINDING EFFECT. All of the terms, provisions and conditions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns. Nothing in this Agreement shall entitle any person to any claim, cause of action, remedy or right of any kind.

                  6.8 HEADINGS; CONSTRUCTION. The headings contained herein are for the purposes of convenience only, and will not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way. Unless the context clearly states otherwise, the use of the singular or plural in this Agreement shall include the other and the use of any gender shall include all others. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references herein to Sections shall refer to this Agreement unless the context clearly otherwise requires.

                  6.9 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

         SHAREHOLDER:               NETOCTAVE, INC.
                                    3110 Edwards Mill Road
                                    Suite 100
                                    Raleigh, North Carolina 27612
                                    Attention:  Richard Hegberg
                                    Fax No.:  (919) 829-9696

         With a simultaneous copy to:        Hutchison & Mason PLLC
                                             3110 Edwards Mill Road, Suite 100
                                             Raleigh, North Carolina 27612
                                             Attention: Fred D. Hutchison, Esq.
                                             Fax No. (919) 829-9696

         Company:          CyberGuard Corporation
                           2000 West Commercial Blvd., Suite 200
                           Fort Lauderdale, Florida 33309
                           Attention: Adriana Kovalovska
                           Fax No. (954) 958-3901

         With a simultaneous copy to:   Greenebaum Doll & McDonald PLLC
                                        700 Two American Center
                                        3102 West End Avenue
                                        Nashville, Tennessee 37203-1304
                                        Attention: Stephen T. Braun, Esq.
                                        Fax No. (615) 760-7300

or to such other address, and to the attention of such other person or officer as any party may designate.

                  6.10 SEVERABILITY OF PROVISIONS. If a court in any proceeding holds any provision of this Agreement or its application to any person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

                  6.11 THIRD PARTY BENEFICIARIES. This Agreement does not create, and will not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  6.12 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

                  6.13 Amendment. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties hereto and any of the terms, provisions and conditions hereof may be waived, only by a written instrument signed by the waiving party.

                  6.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for al purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                                                          SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.



                                          CYBERGUARD CORPORATION


                                          By:__________________________________

                                          Name: _______________________________

                                          Title: ______________________________
                                                         (the "Company")




                                          NETOCTAVE, INC.


                                          By:__________________________________

                                          Name: _______________________________

                                          Title: ______________________________
                                                           ("Shareholder")

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is entered into and effective as of February 28, 2003, by and among NETOCTAVE, INC., a Delaware corporation ("Seller"), CYBERGUARD CORPORATION, a Florida corporation ("Buyer"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Escrow Agent").

         RECITALS:

         A. Buyer and Seller are parties to that certain Asset Purchase Agreement, dated January 22, 2003 (the "Purchase Agreement"), which provides, among other things, that upon Closing (as defined in the Purchase Agreement) a portion of the Stock Consideration (as defined in the Purchase Agreement) shall be deposited in escrow for the purpose set forth in the Purchase Agreement.

         B. Buyer and Seller desire that Escrow Agent hold and release 20,645 shares of the Buyer's common stock held in escrow (the "Escrow Shares"), which shares Buyer and Seller acknowledge represent the number of shares of Buyer's common stock equal to $200,000 divided by the average closing price per share of Buyer's common stock for the ten (10) trading days ending two (2) business days prior to the date of the Purchase Agreement, and Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth.

         AGREEMENT:

         NOW, THEREFORE, the parties agree as follows:

         1. ESCROW AGENT. Escrow Agent is hereby constituted and appointed the escrow agent hereunder, and Escrow Agent hereby agrees to act with respect to the Escrow Shares as hereinafter set forth.

         2. ESCROW SHARES. On the date hereof, Buyer is delivering and depositing with Escrow Agent the Escrow Shares and corresponding blank stock power executed by Seller to be held by Escrow Agent pursuant to the terms of this Agreement. Promptly following receipt of the Escrow Shares and such blank stock power, Escrow Agent shall provide written confirmation of such receipt to Buyer and Seller. The Escrow Shares shall be registered in the name of "NetOctave, Inc."

         3. RELEASE OF ESCROW SHARES UPON JOINT AUTHORIZATION. If at any time Escrow Agent shall receive instructions in a written notice signed by both Buyer and Seller with respect to the release of all or any portion of the Escrow Shares, then Escrow Agent shall release the Escrow Shares, or the portion thereof specified in such notice, in accordance with Section 5 herein.

         4. FINAL RELEASE OF ESCROW SHARES. Buyer and Seller agree that on the 181st day following the date hereof, Escrow Agent shall release the Escrow Shares then remaining on deposit with Escrow Agent hereunder to Seller; provided, however, that if on or prior to that date both David Blaker and Jim Kristof (collectively, the "Key Employees") are not full-time employees of Buyer due to a "voluntary termination" or "for cause termination" of employment, the Escrow Shares then remaining with Escrow Agent shall not be released to Seller, but rather shall be released and delivered to Buyer.

Such final release of the Escrow Shares by Escrow Agent, whether to Seller or Buyer, shall be upon Escrow Agent's receipt of written notice signed by both Buyer and Seller and in accordance with Section 5 herein. For the avoidance of any doubt: (i) "voluntary termination" shall only include a cessation of employment made voluntarily and solely at the discretion of either of the Key Employees, and shall not include termination due to the disability or death of either of the Key Employees; and (ii) "for cause termination" shall only include a cessation of employment made by Buyer because (a) either of the Key Employees failed to diligently and properly perform their duties for Buyer in the ordinary course of their employment, (b) either of the Key Employees committed an illegal act which is materially detrimental to the interests of Buyer, (c) either of the Key Employees committed a material breach of an Employment Agreement between such Key Employee and Buyer. Any "for cause termination" shall be subject to notice from Buyer and the right to cure by such Key Employee, such notice to be given promptly in writing, and the cure period to be reasonable under the circumstances but no less than ten (10) business days from the date of such written notice.

         5. DISBURSEMENTS. Disbursements of the Escrow Shares by Escrow Agent required pursuant to Section 3 or 4 herein shall be made by Escrow Agent only upon the receipt of instructions in a written notice signed by both Buyer and Seller with respect to the release of all or any portion of the Escrow Shares. Once Escrow Agent has received such notice, Escrow Agent shall deliver the Escrow Shares and blank stock power to the party entitled to the release of the Escrow Shares. In the event that a party shall at any time have failed to timely join in such written notice to Escrow Agent as required by this Section 5, the other party shall receive from such party its out-of-pocket costs and expenses incurred in connection with any actions taken by the other party in connection with such failure, including reasonable attorneys' fees and expenses.

         6. DIVIDENDS; ADJUSTMENTS.

                  6.1 DIVIDENDS. Any cash dividends or distributions of Buyer securities paid or made to Seller with respect to the Escrow Shares shall be delivered to and held by Escrow Agent. Such dividends shall be released by Escrow Agent simultaneously and proportionately with the corresponding Escrow Shares delivered hereunder, and such delivery shall discharge Escrow Agent from any further liability or responsibility therefor. Further, all cash received by Escrow Agent shall be invested by the Escrow Agent in the Escrow Agent's cash sweep money market account or any other investment approved in writing by both Buyer and Seller.

                  6.2 ADJUSTMENTS. If, during the existence of this Agreement, the common stock of Buyer shall be reclassified into a different number of shares of capital stock or a dividend thereon shall be declared in additional capital stock, the number of Escrow Shares held by Escrow Agent shall be correspondingly adjusted in the same proportion as such reclassification of capital stock or dividend in additional capital stock.

         7. TERMINATION. This Agreement shall terminate upon release by Escrow Agent, in accordance with the provisions hereof, of all of the Escrow Shares.

         8. DUTIES AND RIGHTS OF ESCROW AGENT.

                  8.1 LIMITATION OF DUTIES. Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

                  8.2 RELIANCE. Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any notice, instruction or request furnished to it in writing hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.

                  8.3 GOOD FAITH. Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights and powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the written opinion of such counsel.

                  8.4 RESIGNATION OF ESCROW AGENT. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect, and by transferring the Escrow Shares (and/or funds) then held by it pursuant to this Agreement to the successor escrow agent. Promptly after the giving of such notice, Buyer and Seller shall by mutual agreement appoint a successor escrow agent, such escrow agent to receive the Escrow Shares from the resigning Escrow Agent and thereafter be treated in all respects as the "Escrow Agent" hereunder. If a successor escrow agent is not appointed within thirty (30) days, Escrow Agent shall have the right to petition any court of competent jurisdiction for the appointment of a successor escrow agent. Buyer and Seller may by mutual agreement at any time substitute a new escrow agent by giving ten (10) days' notice thereof in writing to the Escrow Agent then acting. Escrow Agent shall continue to serve until its successor receives delivery of the Escrow Shares (and/or funds) held in escrow.

                  8.5 FEES. For its services hereunder, Buyer shall pay to the Escrow Agent, upon execution and delivery of this Agreement, a one-time payment of $1,500 for its administration of the Escrow Shares and a one-time payment of $500 for Escrow Agent's legal costs incurred in the review of this Agreement. Buyer shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in connection with its carrying out its duties hereunder.

                  8.6 INDEMNIFICATION. Buyer and Seller agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred by it arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, other than as incurred by reason of its gross negligence, bad faith or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of such loss or damage and regardless of the form of action. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto, which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

         9. NOTICE. Any notice or other communication required or permitted hereunder shall be effective only if it is in writing delivered personally or sent by telecopy or by nationally recognized overnight courier, addressed as follows:

                 Seller:                   NetOctave, Inc.
                                           c/o Hutchison & Mason PLLC
                                           3110 Edwards Mill Road, Suite 100
                                           Raleigh, North Carolina 27612
                                           Attention: Richard Hegberg
                                           Telephone: (919) 829-9600
                                           Telecopier: (919) 829-9696


                 With a simultaneous copy to: Hutchison & Mason PLLC
                                              3110 Edwards Mill Road, Suite 100
                                              Raleigh, North Carolina 27612
                                              Attention: Fred D. Hutchison, Esq.
                                              Telephone: (919) 829-9600
                                              Telecopier: (919) 829-9696


                 Buyer: CyberGuard Corporation
                        2000 West Commercial Blvd., Suite 200
                        Fort Lauderdale, Florida 33309
                        Attention: Adriana Kovalovska
                        Telephone: (954) 958-3900
                        Telecopier: (954) 958-3901


                 With a simultaneous copy to: Greenebaum Doll & McDonald PLLC
                                              700 Two American Center
                                              3102 West End Avenue
                                              Nashville, Tennessee 37203-1304
                                              Attention: Stephen T. Braun, Esq.
                                              Telephone: (615) 760-7100
                                              Telecopier: (615) 760-7300


                 Escrow Agent:             Wachovia Bank, National Association
                                           Corporate Trust Department
                                           2525 West End Avenue, Suite 1200
                                           Nashville, Tennessee 37203
                                           Attention: Ms. Susan Baker
                                           Telephone: (615) 341-3921
                                           Telecopier: (615) 341-3927

or to such other address as any such party may designate by notice given to the other parties and shall be deemed to have been given as of the date received. All notices given by telecopy shall be promptly confirmed by telephone. Notices shall be deemed received, when received, for notices delivered personally or by overnight courier, and when sent, for notices sent by telecopy. A copy of any notice that Seller or Buyer delivers to Escrow Agent shall promptly be delivered to the other party.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. No assignment, amendment or modification of any of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of law provisions. Notwithstanding the foregoing, the rights, duties, obligations and immunities of the Escrow Agent shall be governed under the laws of the State of Tennessee without giving effect to any conflict of law provisions.

         12. MISCELLANEOUS.

                  12.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  12.2 AUTHORITY. Each party executing this Agreement warrants its authority to execute this Agreement.

                  12.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

                  12.4 NO THIRD PARTY RIGHTS. No creditor of Buyer or Seller will have any rights in or to the Escrow Shares (and/or other funds) so long as they remain subject to the terms of this Agreement.


                                                          SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


                                       NETOCTAVE, INC.


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________
                                                           ("Seller")


                                       CYBERGUARD CORPORATION


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________
                                                          ("Buyer")


                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________
                                                      ("Escrow Agent")

                                    EXHIBIT C

                          ALLOCATION OF PURCHASE PRICE


        To be provided in accordance with Section 10.1 of this Agreement.

                                                                       EXHIBIT D

                                    AGREEMENT

                        THIS AGREEMENT ("Agreement") is made and entered into effective as of , 2003 ("Effective Date"), by and between CyberGuard Corporation, a Florida corporation ("Company"), and , an individual residing in ("Employee").

         WHEREAS, the Company desires to retain the services of Employee and Employee desires to be retained by the Company as an at-will employee of the Company; and;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. POSITION; DUTIES. The recitals set forth above are true and correct. The Employee's position will be . During his employment hereunder, Employee will serve in such capacity and with such duties as shall be assigned from time to time by the of the Company. Employee shall diligently perform such duties and shall devote his entire business skill, time and effort to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties.

         2. COMPENSATION.

                  a. SALARY. During his employment hereunder Employee shall be paid a salary of per year, payable in equal installments not less than monthly ("Base Salary").

                  b. BONUS. In addition, Employee shall be eligible to receive a targeted incentive bonus of up to of the Employee's Base Salary. To be eligible to receive the targeted incentive bonus, in full or in part, Employee will be required to fulfill performance goals to be established by the Company.

                  c. OPTION. Employee is entitled to participate in the Company's stock option plan subject to the conditions contained in a separate stock option agreement between Employee and the Company.

                  d. INSURANCE. During his employment hereunder, Employee shall be entitled to participate in all such health, life, disability and other insurance programs, if any, that the Company may offer to Company employees from time to time.

                  e. PAID-TIME-OFF. Employee shall be entitled to Paid-Time-Off ("PTO") (in addition to holidays) during the Term in accordance with the Company's PTO policy for employees as it may be in effect from time to time and as long as such policy is in place.

                  f. EXPENSE REIMBURSEMENT. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company.

         3. TERM; TERMINATION. The term of this Agreement shall commence on , 2003 and shall continue for a period of six months in accordance with the terms hereof ("Term"). This Agreement may be renewed upon a written agreement signed by both parties hereto. This Agreement may be terminated with cause or without cause by the Employee with a 30 days' prior written notice. This Agreement may be terminated by CyberGuard with cause at anytime. CyberGuard may terminate this Agreement without cause upon a 30 days' prior written notice to Employee, in which event CyberGuard may, at its discretion, request the Employee to continue to work for the remaining 30 days.

         4. NONCOMPETITION/NONSOLICITATION. At all times during Employee's employment hereunder and for a period of six (6) months from the date his employment ends, Employee shall not directly or indirectly (a) engage or agree to engage in any business or enterprise or be employed by or agree to be employed by any business or enterprise, whether as owner, operator, shareholder, director, partner, creditor, employee, consultant, agent or in any capacity whatsoever, that manufactures products or performs services designed to compete with products or services of the Company or markets such products or services anywhere in the world where the Company (i) is engaged in business or (ii) has evidenced an intention of engaging in business; and (b) for himself or for any other person, firm, corporation, partnership, association or other entity (i) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, its affiliates, subsidiaries or predecessors in interest during the twelve months prior to Employee's attempt to employ him, or
(ii) call on or solicit any of the actual or targeted prospective customers of the Company or its affiliates, subsidiaries or predecessors in interest with respect to any matters related to or competitive with the business of the Company.

         5. CONFIDENTIALITY. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company's business. Accordingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition, business line, business strategy or prospects, the Company's customers, the design, research, development, manufacture, marketing or sale of the Company's products, or the Company's methods of operating its business, or intellectual property of any kind, which shall include, without limitation, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, software code, source code, products, future products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof (collectively "Confidential Information"). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Employee. Upon termination of Employee's employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in "hard copy" form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed. All books, records and accounts whether prepared by Employee or otherwise coming into Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee's employment hereunder or upon the Company's request at any time.

         6. INJUNCTION/SPECIFIC PERFORMANCE SETOFF. Employee acknowledges that a breach of any of the provisions of Sections 4 and 5 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further agrees that the Company may set off against or recoup from any amounts due under this Agreement to the extent of any losses incurred by the Company as a result of any breach by Employee of the provisions of Sections 4 and 5 hereof. Employee further acknowledges that the Company may have additional remedies set forth in other agreements that may be in effect between Employee and the Company that are available to the Company in the event of a breach of any or all of the provisions of Sections 4 and 5 hereof and that nothing herein shall be deemed a waiver of such remedies set forth in such other agreements.

         7. SUCCESSORS. This Agreement shall be binding upon Employee and inure to his and his estate's benefit, and shall be binding upon and inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by:
Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation, share exchange or sale of substantially all of the assets of the Company.

         8. NOTICES. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein: If to the Company: CyberGuard Corporation, 2000 W. Commercial Blvd., Suite 200, Fort Lauderdale, Florida 33309, Attn: Human Resource Department. If to the Employee: to the address listed for Employee in the records of the Company.

         9. MISCELLANEOUS. This Agreement together with the Conflict of Interest and Outside Activities Policy and IP Assignment Agreement constitute the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party. This Agreement shall in all respects be governed by the laws of the State of Florida. Any provision in this Agreement that is prohibited or unenforceable in a court of competent jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Notwithstanding the provisions of Section 3, the provisions of Sections 4, 5 and 6 shall survive the expiration or early termination of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

CYBERGUARD CORPORATION                         EMPLOYEE:

By:

                                    EXHIBIT E

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

         THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made and entered into this 22nd day of January, 2003, by and between CYBERGUARD CORPORATION, a Florida corporation ("Buyer"), and RICHARD HEGBERG ("Shareholder"), a shareholder of NETOCTAVE, INC., a Delaware corporation ("Seller").

         RECITALS:

         A. Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which Seller agreed to sell, assign and transfer, and Buyer agreed to purchase, all of Seller's right, title and interest in and to the Assets of Seller used in the operation of the Business in exchange for the Purchase Price. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         B. Pursuant to the Purchase Agreement, Seller has agreed to cause Shareholder to execute this Agreement.

         C. Shareholder acknowledges that Shareholder will receive directly or indirectly, through Shareholder's ownership interest in Seller, the benefit of the Purchase Price paid by Buyer to Seller.

         D. As contemplated in the Purchase Agreement and as an inducement to Buyer to consummate the transactions contemplated by the Purchase Agreement, Shareholder has agreed to the provisions contained in this Agreement and Shareholder acknowledges that if Shareholder did not enter into this Agreement, the Purchase Price paid by Buyer to Seller to purchase the Assets would be greatly reduced.

         AGREEMENT:

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

         1. Non-Competition; Non-Solicitation. Shareholder hereby agrees that, from and after the date of this Agreement, Shareholder shall not for a period of two (2) years following the date of this Agreement (a) serve, directly or indirectly, as an operator, owner, partner, consultant, officer, director, or employee of any firm or corporation directly or indirectly competitive with the Business on a world-wide basis; (b) solicit or attempt to solicit, or accept business from, any entity which is a client or customer of the Business or which at any time during the twelve (12) month period prior to the date of this Agreement, was a client or customer of the Business, for the purpose of doing business with such client or customer in competition with the Business; or (c) solicit, attempt to hire, or hire any employee or consultant of Buyer (including employees of Seller hired by Buyer), or assist in such solicitation or hiring by any other person or entity, or encourage any employee or consultant to terminate his or her relationship with Buyer or the Business. It is agreed that the remedy at law for any breach of the foregoing shall be inadequate and that Buyer shall be entitled to any other remedy permitted by law or equity. All parties hereto hereby acknowledge the necessity of protection against the competition of

Shareholder and that the nature and scope of such protection has been carefully considered by the parties. Shareholder further acknowledges and agrees that the covenants and provisions of this Section 1 form part of the consideration under the Purchase Agreement and are among the inducements for Buyer entering into and consummating the transactions contemplated therein. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for in the Purchase Agreement is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Section 1. If, however, this Section 1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of it extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Nothing herein contained shall prevent Shareholder
(i) from holding or making an investment in securities listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate five percent (5%) of the issued and outstanding capital stock of a corporation which is a competitor of the Business or (ii) from being employed as an employee of or consultant to a competitor of the Business if Shareholder is employed by a division or subsidiary which is not in competition with the Business.

         2. BENEFIT/ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns and no others. Neither party may assign this Agreement without the prior written consent of the other party, however, Buyer may freely assign this Agreement without the prior written consent of Seller in connection with the sale of all or substantially all of the assets or stock of Buyer, whether by merger, acquisition or otherwise.

         3. WAIVER OF BREACH. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

         4. SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         5. DIVISIONS AND HEADINGS. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         6. CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding its conflicts of laws principles.

         7. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON

LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

         8. ATTORNEYS' FEES. In the event suit is brought to enforce or interpret any part of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action (including without limitation fees and costs of any appeals or in connection with any bankruptcy proceedings), which costs shall be fixed by the court and included in any judgment. The "successful party" shall be the party determined by the court to have most successfully prosecuted or defended its position; provided, however, that if either party has made a written settlement offer not less than ten days prior to commencement of the trial and such offer is not accepted, the party to whom such offer is made shall not be considered a "successful party" unless the outcome of the trial is more favorable to such party than that which was offered in such settlement offer. No settlement offer made pursuant to this Section shall be introduced as evidence in any court proceeding unless and until the final judgment is rendered, in which case either party may disclose such offer to the court in connection with this determination of which party is the "successful party" for purposes hereof.

         9. ENTIRE AGREEMENT/AMENDMENT. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the subject matter within and no party shall be entitled to benefits other than those specified herein. All prior representations or agreements with respect to the subject matter hereof, whether written or oral, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                          SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above mentioned.


                                         CYBERGUARD CORPORATION


                                         By:
                                             ----------------------------------

                                         Name:
                                               --------------------------------

                                         Title:
                                                -------------------------------
                                                           ("Buyer")



                                         --------------------------------------
                                         RICHARD HEGBERG ("Shareholder")

                                    EXHIBIT F

                           NON-SOLICITATION AGREEMENT

         THIS NON-SOLICITATION AGREEMENT (this "Agreement") is made and entered into this 22nd day of January, 2003, by and between CYBERGUARD CORPORATION, a Florida corporation ("Buyer"), and WILLIAM GUPTON ("Gupton"), an employee of NETOCTAVE, INC., a Delaware corporation ("Seller").

         RECITALS:

         A. Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which Seller agreed to sell, assign and transfer, and Buyer agreed to purchase, all of Seller's right, title and interest in and to the Assets of Seller used in the operation of the Business in exchange for the Purchase Price. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         B. Pursuant to the Purchase Agreement, Seller has agreed to cause Gupton to execute this Agreement.

         C. Gupton acknowledges that Gupton will benefit, directly or indirectly, from the consummation of the transactions contemplated by the Purchase Agreement.

         D. As contemplated in the Purchase Agreement and as an inducement to Buyer to consummate the transactions contemplated by the Purchase Agreement, Gupton has agreed to the provisions contained in this Agreement and Gupton acknowledges that if Gupton did not enter into this Agreement, the Purchase Price paid by Buyer to Seller to purchase the Assets would be greatly reduced.

         AGREEMENT:

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

         1. Non-Solicitation. Gupton hereby agrees that, from and after the date of this Agreement, Gupton shall not for a period of two (2) years following the date of this Agreement (a) solicit or attempt to solicit, or accept business from, any entity which is a client or customer of the Business or which at any time during the twelve (12) month period prior to the date of this Agreement, was a client or customer of the Business, for the purpose of doing business with such client or customer in competition with the Business, or (b) solicit, attempt to hire, or hire any employee or consultant of Buyer (including employees of Seller hired by Buyer), or assist in such solicitation or hiring by any other person or entity, or encourage any employee or consultant to terminate his or her relationship with the Business. It is agreed that the remedy at law for any breach of the foregoing shall be inadequate and that Buyer shall be entitled to any other remedy permitted by law or equity. All parties hereto hereby acknowledge the necessity of protection against solicitation by Gupton and that the nature and scope of such protection has been carefully considered by the parties. Gupton further acknowledges and agrees that the covenants and provisions of this Section 1 form part of the consideration under the Purchase Agreement and are among the inducements for Buyer entering into and consummating the transactions contemplated therein.

The period provided and the matters covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for in the Purchase Agreement is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Section 1. If, however, this
Section 1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of it extending for too great a period of time or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.

         2. BENEFIT/ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns and no others. Neither party may assign this Agreement without the prior written consent of the other party, however, Buyer may freely assign this Agreement without the prior written consent of Seller in connection with the sale of all or substantially all of the assets or stock of Buyer, whether by merger, acquisition or otherwise.

         3. WAIVER OF BREACH. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

         4. SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         5. DIVISIONS AND HEADINGS. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         6. CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding its conflicts of laws principles.

         7. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

         8. ATTORNEYS' FEES. In the event suit is brought to enforce or interpret any part of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees and costs in connection with such action (including without limitation fees and costs of any appeals or in connection with any bankruptcy proceedings), which costs shall be fixed by the court and included in any judgment.

The "successful party" shall be the party determined by the court to have most successfully prosecuted or defended its position; provided, however, that if either party has made a written settlement offer not less than ten days prior to commencement of the trial and such offer is not accepted, the party to whom such offer is made shall not be considered a "successful party" unless the outcome of the trial is more favorable to such party than that which was offered in such settlement offer. No settlement offer made pursuant to this Section shall be introduced as evidence in any court proceeding unless and until the final judgment is rendered, in which case either party may disclose such offer to the court in connection with this determination of which party is the "successful party" for purposes hereof.

         9. ENTIRE AGREEMENT/AMENDMENT. This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the subject matter within and no party shall be entitled to benefits other than those specified herein. All prior representations or agreements with respect to the subject matter hereof, whether written or oral, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                                          SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above mentioned.


                                          CYBERGUARD CORPORATION


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------
                                                            ("Buyer")



                                          --------------------------------------
                                          WILLIAM GUPTON ("Gupton")